Exhibit 10.3

$15,180,000

CITY OF LAMBERTON, MINNESOTA

SOLID WASTE FACILITIES REVENUE BONDS

(HIGHWATER ETHANOL, LLC PROJECT)

SERIES 2008A

TRUST INDENTURE

Dated as of April 1, 2008

CITY OF LAMBERTON, MINNESOTA

to

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

This instrument was drafted

by Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402-3901

$15,180,000 City of Lamberton, Minnesota

Solid Waste Facilities Revenue Bonds

(Highwater Ethanol, LLC Project), Series 2008A

i

Section 13.05. Execution of Indenture in Counterparts	67
Section 13.06. Headings Not Controlling	67
Section 13.07. Notices, etc., to Trustee, City, Company and Original Purchaser	67

TRUST INDENTURE

This TRUST INDENTURE, dated as of the 1st day of April 2008, by and between CITY OF LAMBERTON, MINNESOTA, a Minnesota municipal corporation (herein sometimes called the “City”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association with trust powers having its main corporate trust offices and place of business in the City of St. Paul, Minnesota (herein sometimes called the “Trustee”);

WITNESSETH:

WHEREAS, the City is a duly organized and existing political subdivision of the State of Minnesota, and is authorized to issue its revenue bonds pursuant to the provisions of Minnesota Statutes, Sections 469.152 to 469.1651, as amended, known as the Minnesota Industrial Development Revenue Bonding Act (herein called the “Act”); and

WHEREAS, Highwater Ethanol, LLC, a Minnesota limited liability company (the “Company”) has proposed that the City issue its $15,180,000            City of Lamberton Solid Waste Facilities Revenue Bonds (Highwater Ethanol, LLC Project), Series 2008A (the “Series 2008 Bonds” or the “Bonds”) to finance the acquisition, construction and equipping of solid waste disposal facilities as part of an ethanol plant (as hereinafter further described the “Project”) ; and

WHEREAS, the City has deemed it advisable to enter into this Indenture and has duly authorized and directed the issuance of a series of revenue bonds in the aggregate principal amount of $15,180,000 as provided hereinafter in this Indenture; and

WHEREAS, the City is, under the Act, authorized to issue and sell its revenue bonds for the purpose of providing funds to finance projects and to assign certain of its interests in the Bond Lease (as further provided therein and herein) as security therefor; and

WHEREAS the City has undertaken to finance the acquisition and installation of the Equipment as part of the Project and lease the Equipment to the Company pursuant to the provisions of a Lease Agreement of even date herewith between the City and the Company (the “Bond Lease”); and

WHEREAS, the Redwood County Board of Commissioners has consented to the issuance of the Bonds by the City to provide financing for the Project; and

WHEREAS, the Project is defined as and is eligible to be a project under the Act, and the City has determined that the Project will promote the welfare of the City; and

WHEREAS, the Bond Lease requires the Company to make payments thereunder in amounts and at times sufficient to pay the principal of, premium (if any) and interest on the Series 2008 Bonds when due; and

WHEREAS, the Company has agreed to execute and deliver to the Trustee a Mortgage, Security Agreement and Assignment of Leases and Rents (the “Bond Mortgage”) and an Assignment and Security Agreement (the “Bond Security Agreement”), of even date herewith, to secure the payment of the Series 2008 Bonds and any Additional Bonds hereunder and the Company’s obligations under the Bond Lease; and

WHEREAS, the Series 2008 Bonds, the form of assignment and the Trustee’s authentication certificate to be endorsed on the Series 2008 Bonds are to be in substantially the following forms (the text of which forms may be printed on the face, or on the back, or partly on the face and partly on the back), to wit:

(Form of fully registered Series 2008 Bond)

UNITED STATES OF AMERICA

STATE OF MINNESOTA

CITY OF LAMBERTON

No. R-1	$15,180,000

Solid Waste Facilities Revenue Bond, Series 2008A

(Highwater Ethanol, LLC Project)

Interest Rate	Maturity	Date of Original Issue	CUSIP
8.50%	December 1, 2022	April 25, 2008	513303 AA5

Registered Owner:       Cede & Co.

Principal Amount:        Fifteen Million One Hundred Eighty Thousand Dollars

City of Lamberton, a political subdivision of the State of Minnesota (the “City”), for value received, hereby promises to pay, but solely from the sources hereinafter described, to the registered owner specified above or registered assigns, the principal amount set forth above on the maturity date specified above, upon the presentation and surrender hereof, and to pay to the registered owner hereof interest on such principal amount from such sources at the interest rate specified above from the date of original issue set forth above, or the most recent interest payment date to which interest has been paid or duly provided for as specified below, on June 1 and December 1 of each year, commencing December 1, 2008, until said principal amount is paid.  Principal and the redemption price are payable in lawful money of the United States of America at the office of U.S. Bank National Association, in St. Paul, Minnesota, as Trustee under the Indenture hereinafter described or of its successor as Trustee.  Interest shall be paid on each interest payment date by check or draft mailed to the person in whose name this Bond is registered at the close of business on the fifteenth day of the month immediately preceding such interest payment date (whether or not a business day) at the owner’s address set forth on the registration records maintained by the Trustee.  Any such interest not punctually paid or provided for will cease to be payable on such regular record dates and such defaulted interest may be paid to the person in whose name this Bond shall be registered at the close of business on a special record date for the payment of such defaulted interest established by the Trustee pursuant to the Indenture.

This Bond is issued pursuant to the Minnesota Municipal Industrial Development Act, Minnesota Statutes, Sections 469.152 to 469.1651, as amended (herein called the “Act”), and in conformity with the provisions, restrictions and limitations thereof.  This Bond does not constitute or give rise to a charge against the general credit or properties or taxing powers of the City and does not grant to the owner of this Bond any right to have the City levy any taxes or appropriate any funds for the payment of the principal hereof or interest hereon, nor is this Bond a general obligation or a pecuniary liability of the City or the individual officers or agents thereof.  This Bond does not constitute an indebtedness of the City, within the meaning of any state constitutional provision or statutory limitation.  This Bond and interest hereon are payable solely from the moneys received pursuant to the Lease Agreement dated as of April 1, 2008 between the City and the Highwater Ethanol, LLC (hereinafter called the “Company”) (the “Bond Lease”), or held by the Trustee in a Fund or Account appropriated to the payment of the Bonds of this series under the Indenture, hereinafter mentioned, including lease payments to be made by the Company, and is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of April 1, 2008 from the Company to the Trustee (the “Bond Mortgage”) on certain ethanol manufacturing facilities owned and operated by the Company and an Assignment and Security Agreement dated as of April 1, 2008 (the “ Bond Security Agreement”) from the Company to the Trustee and a Guaranty dated as of April 1, 2008 executed by the Company to the Trustee (the “Bond Guaranty”).

This Bond is one of a duly authorized series of special, limited obligation Bonds in an aggregate principal amount of $15,180,000, in denominations of $100,000 or integral multiples of $5,000 above $100,000 not exceeding the principal amount maturing in any year, and numbered from R-1 upwards, and of like tenor and effect except as to serial number, denomination, interest rate, maturity and right of prior redemption, all of which have been authorized by law to be issued and have been issued or are to be issued for the purpose of providing financing for the acquisition, construction and equipping of solid waste disposal facilities in the City to be leased by the City to the Company (as more fully described in the Bond Lease and the Indenture referred to below, the “Project”).

The Series 2008A Bonds are subject to optional redemption and prepayment prior to the stated maturities thereof, at the direction of the Company, in whole or in part, and if in part in an amount of at least $100,000 and integral multiples of $5,000 above $100,000 and in inverse order of maturity and by lot or random selection within a maturity, on December 1, 2013, and any business day thereafter, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued interest to the date of redemption, plus a premium (expressed as a percentage of the principal amount of Bonds to be redeemed), as follows:

Redemption Date	Premium
December 1, 2013 through November 30, 2014	8.00%
December 1, 2014 through November 30, 2015	6.00%
December 1, 2015 through November 30, 2016	4.00%
December 1, 2016 through November 30, 2017	2.00%

and thereafter without premium.

The Bonds of this series are also subject to extraordinary redemption on any interest payment date as a whole but not in part in certain events of damage to or destruction or condemnation of the Equipment as provided in the Bond Lease, at a redemption price equal to par plus accrued interest.

The Bonds of this series are subject to mandatory sinking fund redemption through operation of the Sinking Fund provided for in Section 3.08 of the Indenture and the Mandatory Sinking Fund Redemption Fund provided for in Section 5.04 of the Indenture.

The Bonds of this series are also subject to mandatory redemption in the event of a Determination of Taxability, as defined in the Indenture, that interest upon the Bonds is includible in gross income for purposes of federal income taxation when held by persons other than “substantial users” and “related persons,” as such terms are defined in Section 147(a) of the Internal Revenue Code and pertinent regulations.  In the event of a Determination of Taxability, the Company is obligated to cause each of the Bonds of this series to be redeemed at a redemption price equal to 108% of the principal amount to be redeemed plus accrued interest.

Notice of any such redemption shall be given to the registered owner of each such Bond by first class mail, addressed to him at his registered address, not earlier than sixty days nor later than thirty days prior to the date fixed for redemption and shall be published as may be required by law.  Prior to the date fixed for redemption, funds shall be deposited with the Trustee sufficient to pay the Bonds called and accrued interest thereon, plus any premium required.  Upon the happening of the above conditions, Bonds thus called shall not bear interest after the call date and, except for the purpose of payment, from the funds so deposited, shall no longer be protected by the Indenture.

This Bond is transferable, as provided in this Indenture, only upon the registration records maintained by the Trustee by the registered owner hereof in person or by the owner’s duly authorized attorney, upon surrender of this Bond for transfer at the office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the registered owner hereof or the owner’s duly authorized attorney, and, upon payment of any tax, fee or other governmental charge required to be paid with respect to such transfer, one or more fully registered Bonds of this series of the same principal amount and interest rate will be issued to the designated transferee or transferees.

The Bonds of this series are issuable only as fully registered bonds without coupons in denominations of $100,000 or any integral multiple of $5,000 above $100,000 not exceeding the principal amount maturing in any year.  As provided in the Indenture and subject to certain limitations therein set forth, the Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, as requested by the registered owner or the owner’s duly authorized attorney upon surrender thereof to the Trustee.

In case an Event of Default as defined in the Indenture or the Bond Lease occurs, the principal of this Bond and all other Bonds outstanding may be declared or may become due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture, but no owner of any Bond shall have any right to enforce the provisions of the Indenture, Bond Lease, Bond Mortgage or Guaranty except as provided in the Indenture.

With the consent of the City and Trustee and to the extent permitted by and as provided in the Indenture, the terms and provisions of the Indenture, Bond Lease, Bond Mortgage or any instrument supplemental thereto, may be modified or altered by the assent or authority of the holders of at least 51% in aggregate principal amount of the Bonds then outstanding thereunder.

It is hereby certified and recited:  That the Project is an eligible “project” as defined in the Act; that all acts, conditions and things required to be done precedent to and in the issuance of this Bond and the series of which it is a part have been properly done, have happened and have been performed in regular and due time, form and manner as required by law; and that this Bond and the series of which it is a part does not constitute a debt of the City within the meaning of any constitutional or statutory limitation.

This Bond shall not be valid or become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

IN WITNESS WHEREOF, City of Lamberton, by its City Council, has caused this Bond to be executed in its name by the facsimile signature of its Mayor, and by the facsimile signature of its City Clerk, all as of the Date of Original Issue specified above.

CITY OF LAMBERTON, MINNESOTA

(Facsimile)
Mayor

(Facsimile)
City Clerk

(Form of Trustee’s Certificate)

This is one of the Bonds described in the within mentioned Indenture.

Date:  April 25, 2008

U.S. BANK NATIONAL ASSOCIATION
Trustee

By
Authorized Signature

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please Print or Typewrite Name and Address of Transferee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                                              attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Please Insert Social Security Number or Other Identifying Number of Assignee	Notice: The signature to this assignment must correspond with the name as it appears on the face of this Bond in every particular, without alteration or any change whatever.

and

WHEREAS, the execution and delivery of this Indenture and the Bond Lease have been duly authorized by the City Council, and all conditions, acts and things necessary and required by the Constitution and Laws of the State of Minnesota, or otherwise, to exist, to have happened or to have been performed precedent to and in the execution and delivery of this Indenture, and in the issuance of the Series 2008 Bonds, do exist, have happened or have been performed in regular form, time and manner, and the execution and delivery of this Indenture and the Bond Lease have been in all respects duly authorized; and

WHEREAS, the Trustee has accepted the trust created by this Indenture and in evidence thereof has joined in the execution hereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

GRANTING CLAUSES

That City of Lamberton, Minnesota in order to secure the payment of the principal of, premium (if any) and interest on the Bonds issued under this Indenture according to their tenor and effect and the performance and observance of each and all of the covenants and conditions herein and therein contained, and for and in consideration of the premises and of the purchase and acceptance of the Bonds by the respective purchaser or purchasers and registered owners or Holders thereof, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, has executed and delivered this Indenture and has granted, bargained, sold, assigned, transferred, conveyed, pledged and set over, and by these presents does hereby grant, bargain, sell, assign, transfer, convey, pledge and set over, unto the Trustee, and to its successor or successors in the trust hereby created and to its assigns forever:

I.

All of the rights and interests of the City in the Bond Lease dated as of April 1, 2008 between the City and Highwater Ethanol, LLC, except for the rights of the City relating to expenses, indemnity, payment of attorneys’ fees and advances of the City under Sections 4.3, 7.4 and 9.5.

II.

A first lien on and pledge of all right, title and interest in (i) the moneys and investments in the Bond Fund, the Reserve Fund, and the Optional Redemption Fund covenanted to be created and maintained under this Indenture, (ii) that portion of any moneys and investments in the Project Fund not needed for payment of Equipment Costs equal the ratio between proceeds of the Bonds and all funds deposited into the Equipment Account, as further provided herein, and (iii) Net Proceeds of any insurance or condemnation award held by the Trustee pursuant to the terms of the Bond Lease or this Indenture.

III.

Any and all other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, assigned or transferred, or in which a security interest is granted by the City or the Company or by anyone in behalf of them or with their written consent, to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same according to the terms hereof, including but not limited to the Bond Mortgage and the Bond Security Agreement.

TO HAVE AND TO HOLD all and singular the said property hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successor or successors in trust and its and their assigns, FOREVER.

IN TRUST NEVERTHELESS, upon the terms and trust herein set forth, for the equal and proportionate benefit, security and protection of all Holders of the Bonds issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Bonds over any of the others;

PROVIDED, HOWEVER, that if the City, its successors or assigns, shall well and truly pay or cause to be paid the principal of the Bonds and the premium (if any) and interest due or to become due thereon, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof; then upon such final payment this Indenture and the rights hereby granted shall cease, determine and be void; otherwise, this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said property hereby assigned or pledged is to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the City has agreed and covenanted and does hereby agree and covenant with the Trustee and with the respective owners from time to time of the said Bonds or any part thereof, as follows, that is to say:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions  Unless the context otherwise requires, the terms defined in this Article I and in the recitals and succeeding Articles of this Indenture shall, for all purposes of this Indenture and of any indenture supplemental hereto, have the meanings herein specified, such definitions to be equally applicable to both the singular and plural forms of any of the terms defined:

“Act” means the Minnesota Municipal Industrial Development Act, Minnesota Statutes, Sections 469.152 to 469.1651, as amended.

“Additional Bonds” means any Additional Bonds issued pursuant to the terms and conditions of Section 2.09 of this Indenture.

“Additional Secured Indebtedness” means any indebtedness of the Company which is in addition to the indebtedness under the FNBO Loan which additional indebtedness is or will be secured by a mortgage lien or other security interest against all or part of the Plant, or any other asset of the Company, on parity with the Bond Mortgage.

“Authorized Company Representative” means the President or the CEO/General Manager of the Company, acting individually, or any person at the time designated to act on behalf of the Company by written certificate furnished to the City and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by any member.  Such Certificate may designate an alternate or alternates.

“Authorized Denominations” means $100,000 and any integral multiple of $5,000 in excess of $100,000.  Series 2008 Bonds may be redeemed in denominations of $5,000 or any integral multiple thereof, provided that the principal amount of the portion of any Series 2008 Bond not being redeemed shall be in a denomination of at least $100,000.

“Beneficial Owner” means, with respect to any Authorized Denomination of a Bond of any series in Book-Entry Form, each person who beneficially owns such Bond in such Authorized Denomination and on whose behalf, directly or indirectly, such authorized denomination of Bond is held by the Depository pursuant to the Book-Entry System.

“Bond Counsel” means Independent nationally recognized bond counsel.

“Bond Fund” means the Bond Fund established under Section 5.01 of this Indenture.

“Bond Lease” means the Lease Agreement of even date herewith between the City, as lessor, and the Company, as lessee, as amended or supplemented from time to time, including any renewals or extensions thereof.

“Bond Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith from the Company, as mortgagor, to the Trustee, as mortgagee, securing repayment of the Bonds, and all amendments and supplements thereto.

“Bond Security Agreement” means the Security Agreement of even date herewith between the Company and the Trustee and all amendments and supplements thereto.

“Bonds” means Series 2008 Bonds and any Additional Bonds issued under Section 2.09 pursuant to a supplement to this Indenture.

“Book-Entry Form” means all Bonds of any series, if such Bonds are all held (i) in the name of the Depository (or its nominee) with each stated maturity evidenced by a single Bond certificate or (ii) with the approval of the City and Trustee, in any similar manner for which Beneficial Owners do not receive Bond certificates evidencing their beneficial ownership in any Bond of such series.

“Book-Entry System” means a system of recordkeeping, securities clearance and funds transfer and settlement maintained for securities by the Depository and Participants (or Indirect Participants).

“Capitalized Interest Account” means the account by that name established within the Project Fund pursuant to this Indenture.

“Cede & Co.” means, initially, Cede & Co., as nominee of DTC and any successor or subsequent such nominee designated by DTC respecting DTC’s functions as book-entry depository for any Bond or Bonds;

“Certificate” means a certification in writing required or permitted by the provisions of the Bond Lease or this Indenture signed and delivered to the Trustee or other proper person or persons.  If and to the extent required by the provisions of Section 1.02 hereof, each Certificate shall include the statements provided for in said Section 1.02.

“Certified Resolution” means a copy of a resolution of the City Council, certified by the City Clerk to have been duly adopted by said City Council and to be in full force and effect on the date of such certification.

“City” means the City of Lamberton, a Minnesota municipal corporation, its successors and assigns.

“City Council” or “Council” means the Lamberton City Council, or its successor as governing body of the City.

“Closing Date” means the date on which the Series 2008 Bonds are delivered to the Original Purchaser thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Highwater Ethanol, LLC, a Minnesota limited liability company, its successors and assigns.

“Construction Period” means the period between the beginning of construction of the Project or the date on which the Series 2008 Bonds are first delivered to the Original Purchaser, whichever is earlier, and the Completion Date.

“Debt Service Coverage Ratio” means, for any period, the ratio of EBITDA to interest expense and scheduled principal payments payable during such period in respect of the FNBO Loan and any Additional Secured Indebtedness existing at the time the calculation is made.

“Default” means default by the City in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture, or in the Series 2008 Bonds and Additional Bonds outstanding hereunder, exclusive of any notice or period of grace required for a default to constitute an “event of default” as hereinafter provided.

“Depository” means The Depository Trust Company in New York, New York, its successors or assigns, or any other person who shall be a Holder of all Bonds of any series directly or indirectly for the benefit of Beneficial Owners and approved by the Authority and Trustee to act as the Depository; provided any Depository shall be registered or qualified as a “clearing agency” within the meaning of Section 17A of the Securities Exchange Act of 1934, as amended.

“Determination of Taxability” means the issuance of a statutory notice of deficiency by the Internal Revenue Service, or a ruling of the National Office or any District Office, or a final decision by any court of competent jurisdiction that interest on the Bonds is includible in the gross income of the recipient under Section 103 and related Sections of the Internal Revenue Code and regulations thereunder as in effect at the date of issuance of the Series 2008 Bonds, for any reason other than a change of law or that the Holder is a substantial user or a related person under Section 147(a), provided that the period for a contest or appeal, if any, of such action, ruling or decision has expired without any such appeal or contest having been instituted, or, if instituted, such contest or appeal has been unsuccessfully concluded.

“Disbursing Agreement” means the Disbursing Agreement to be entered into among the Company, the Trustee, FNBO and Homestead Escrow and Exchange Company, as disbursing agent.

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the laws of the State of New York, or any successor book-entry securities depository for the Bonds;

“DTC Participant” means those broker-dealers, banks and other financial institutions from time to time for which DTC holds Bonds or securities as depository;

“EBITDA” means for any period, an amount determined in accordance with GAAP, equal to (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income for such period, the sum of (1) interest expense, (2) payments to the members of the Company in respect of estimated tax amounts (payments of estimated tax amounts shall be deemed to have been made in the tax fiscal quarter to which the applicable payment related), (3) depreciation and amortization and (4) all other non-cash charges, in each case for such period.

“Equipment” or “Items” means the equipment described in Exhibit A to the Bond Lease, and any additional equipment described in a Lease Supplement, together with any and all accessories from time to time incorporated therein or installed thereon.

“Equipment Account” means the account by that name established within the Project Fund pursuant to this Indenture.

“Equipment Costs” means the costs described in Section 3.2 of the Bond Lease.

“Event of Default” means an Event of Default described in Section 7.0l of this Indenture which has not been cured.

“Fair Market Value Purchase Price” means an amount be determined on the basis of, and shall be equal in amount to, the value which would be agreed to in an arm’s-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell.

“FNBO” means First National Bank of Omaha, a national bank.

“FNBO Loan” means the loans from FNBO to the Company in the aggregate authorized amount of $64,402,000 made under the FNBO Loan Documents, and any refinance, extensions, renewals, modifications, or substitutions thereof.

“FNBO Loan Agreement” means the Loan Agreement dated April 24, 2008 between FNBO and the Company.

“FNBO Loan Documents” means the FNBO Loan Agreement and supplements thereto, the FNBO Note, the FNBO Mortgage, the FNBO Security Agreement and amendments and supplements thereto.

“FNBO Mortgage” means the Mortgage, Security Agreement and Assignment of Rents and Leases dated April 24, 2008 from the Company to FNBO to secure the FNBO Loan.

“FNBO Note” means the Note executed by the Company to evidence its obligations under the FNBO Loan Documents, and any refinance, extensions, renewals, modifications, or substitutions thereof.

“FNBO Security Agreement” means the Security Agreement dated April 24, 2008 between the Company and FNBO to secure the FNBO Loan.

“Guaranty” means the Guaranty dated as of April 1, 2008 executed by the Company to the Trustee to guaranty payment of the principal and interest on the Bonds when due.

“Holder”, “Bondholder” or “owner” whenever employed herein with respect to a Bond means the person in whose name such Bond shall be registered.

“Indenture” means this Trust Indenture between the City and U.S. Bank National Association, as Trustee, dated as of April 1, 2008, under which the Bonds are authorized to be issued, and including any amendments or supplements thereto.

“Independent”, when used with reference to an attorney, engineer, architect, certified public accountant, consultant or other professional person, means a person who (i) is in fact independent, (ii) does not have any material financial interest in the Company or the transaction to which his Certificate or opinion relates (other than payment to be received for professional services rendered), and (iii) is not connected with the City or the Company as an officer, director or employee.

“Independent Counsel” means an Independent attorney duly admitted to practice law before the highest court of any state.

“Independent Engineer” means an Independent engineer or engineering firm or an Independent architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of Minnesota.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into between the Trustee and FNBO..

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended.

“Issuance Expense Account” means the account by that name established within the Project Fund pursuant to this Indenture.

“Item” or Item of Equipment” means any such item of Equipment.

“Land” means the land and interests in land constituting the site of the Plant as described in Exhibit A to the Bond Mortgage, less any portion of the Land released in accordance with the provisions of the Bond Mortgage.

“Lease Payments” means the payments made or to be made by the Company pursuant to Section 4.2 of the Bond Lease.

“Net Income” means, for any period, the net income (or loss) of Company for such period determined in accordance with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest in the un-remitted earnings of any Person that is not a subsidiary of the Company, and (d) any income (or loss) of any Person accrued prior to the date it becomes a subsidiary of, or is merged into or consolidated with, the Company on the date that such Person’s assets are acquired by the Company.

“Net Proceeds” means, when used with respect to proceeds of insurance or a condemnation award, moneys received or receivable by the Company, as owner, or the Trustee, as secured party, of the Equipment, less the cost of recovery (including attorneys’ fees) of such moneys from the insuring company or the condemning authority.

“Opinion of Counsel” means a written opinion of counsel (who need not be Independent Counsel unless so specified) appointed by the Company or the City and acceptable to the Trustee or appointed by the Trustee.  If and to the extent required by the provisions of Section 1.02 hereof, each Opinion of Counsel shall include the statements provided for in said Section 1.02.

“Optional Redemption Fund” means the Optional Redemption Fund established under Section 5.02 of this Indenture.

“Original Purchaser” means Northland Securities, Inc.

“Outstanding” or “outstanding” when used as of any particular time with reference to Bonds means (subject to the provisions of Section 9.03 of this Indenture pertaining to Bonds held by the City and the Company) all Bonds theretofore authenticated and delivered by the Trustee under the Indenture except:  (i) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation; (ii) Bonds for the payment or redemption of which funds or direct obligations of or obligations fully guaranteed by the United States of America in the necessary amount shall have theretofore been deposited with the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds), provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given pursuant to Article III of this Indenture, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and (iii) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of Section 2.07 pertaining to replacement of Bonds.

“Permitted Encumbrances” means, as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent, (ii) utility, access and other easements and rights-of-way, mineral rights, restrictions and exceptions that an Independent Engineer certifies will not interfere with or impair the use of or operations being conducted in the Plant, (iii) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Plant and as do not in the aggregate, in the opinion of Independent Counsel, materially impair the property affected thereby for the purposes for which it was acquired or is held by the Company, (iv) the Bond Mortgage, (v) any mortgage lien granted by Company in connection with incurring Permitted Parity Indebtedness permitted under the Bond Lease, (vi) any mortgage lien superior to the lien of the Bond Mortgage granted by the Company in connection with the FNBO Loan or Additional Secured Indebtedness, (vii) the Bond Lease, and (viii) those additional encumbrances identified in Exhibit B to the Bond Mortgage.

“Permitted Parity Indebtedness” means any additional indebtedness of the Company which is on a parity with the Bond Lease and the FNBO Loan.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority or other entity.

“Plant” means the 50 million gallon per year nameplate capacity ethanol production facility to be constructed on the Land, as it may exist from time to time.

“Project” means the Project described in Section 1.03 hereof.

“Project Costs” means the costs defined in Section 4.03 of this Indenture.

“Project Fund” means the Project Fund established under Section 4.02 hereof.

“Qualified Investments”  means investments authorized by the Act and described in Section 5.05 of this Indenture.

“Redeem” or “redemption” means and includes “prepay” or “prepayment” as the case may be.

“Regular Record Date” for the interest payable on any interest payment date on the fully registered Bonds of any series means the date specified in the provisions of this Indenture creating such series.

“Representation Letter” means such Letter of Representations to DTC or other documentation required by DTC as a condition to its acting as book-entry depository for any Bond or Bonds together with any replacement thereof or amendment or supplement thereto (and including any standard procedures or policies referenced therein or applicable thereto) respecting the procedures and other matters relating to DTC’s role as book-entry depository for the Bonds;

“Reserve Fund” means the Reserve Fund established under Section 5.03 hereof.

“Reserve Requirement” means an amount equal to $1,518,000, plus any amount required to be deposited in the Reserve Fund in connection with the issuance of Additional Bonds.

“Resolution” means the resolution of the City adopted by the City Council on March 24, 2008, authorizing the issuance and sale of the Series 2008 Bonds, as the same may be amended, modified or supplemented by any amendments or modifications thereof.

“Responsible Officer” of any Trustee hereunder means and includes the Chairman of the board of directors, the president, every vice president, every assistant vice president, the cashier, every assistant cashier, every corporate trust officer, and every officer and assistant officer of such trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

“Series 2008 Bonds” means the City of Lamberton Solid Waste Facilities Revenue Bonds (Highwater Ethanol, LLC Project), Series 2008A, authorized by this Indenture and the Bond Resolution, and described in Section 2.01 of this Indenture.

“Sinking Fund” means any Sinking Fund established under Section 3.08 hereof.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 2.05 hereof) on fully registered Bonds means a date fixed by the Trustee pursuant to Section 2.05 hereof.

“Total Debt Service Coverage Ratio” means, for any period, the ratio of EBITDA to interest expense and scheduled principal payments payable during such period in respect of the FNBO Loan, any Additional Secured Indebtedness and any amounts owing under this Bond Lease existing at the time the calculation is made.

“Trustee” means the trustee at the time serving as such under this Indenture.

“Trust Estate” means the interest of the City in the Bond Lease assigned under Granting Clause I of the Indenture; the revenues, moneys, investments, contract rights, general intangibles and instruments and proceeds and products and accessions thereof as set forth in Granting Clause II of this Indenture; and additional property held by the Trustee pursuant to Granting Clause III of this Indenture, including the interests of the Trustee under the Bond Mortgage.

“Working Capital Expenses” means expenses which are working capital expenditures within the meaning of Treas. Reg. § 1.150–1(b) except expenses meeting the exceptions set forth in Treas. Reg. § 1.148–6(d)(3)(ii).

Section 1.02.  Characteristics of Certificate or Opinion.  Every Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture or the Bond Lease, and except for certificates and opinions given pursuant to Section 2.08 hereof, shall include:  (i) a statement that the person or persons making such

Certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or opinion are based; (iii) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

Any Certificate made or given by an officer of the City or the Company or by an Independent engineer, architect, consultant or other person may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such person knows that the Opinion with respect to the matters upon which his Certificate may be based as aforesaid is erroneous, or, in the exercise of reasonable care, should have known that the same was erroneous.  Any such Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the City or the Company, upon a supporting Certificate of an officer or officers of the City or the Company, unless the signer knows that the supporting Certificate with respect to the matters upon which his Certificate or opinion may be based as aforesaid is erroneous, or, in the exercise of reasonable care, should have known that the same was erroneous.

Section 1.03.  Description of Project.  The term “Project” refers to the acquisition, purchase and installation of solid waste disposal facilities (including centrifuge, dryer, evaporator and related equipment) in connection with construction of a 50 million gallon nameplate capacity ethanol production facility, to be owned by the City and operated by the Company, including the Equipment and site improvements necessary or desirable for such purposes.

Section 1.04.  Additional Provisions as to Interpretation.  All references herein to “Articles”, “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; and the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or subdivision hereof.

Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or funds in the necessary amount to pay or redeem any Bonds, the amount so to be deposited or held shall be the principal amount of such Bonds and all unpaid interest thereon to maturity, except that in the case of Bonds which are to be redeemed prior to maturity and in respect of which there shall have been furnished to the Trustee proof satisfactory to it that notice of such redemption on a specified redemption date has been duly given or provision satisfactory to the Trustee shall be made for such notice, the amount so to be deposited or held shall be the principal amount of such Bonds and interest thereon to the redemption date, together with the redemption premium, if any.

Any terms defined in the Bond Lease but not defined herein shall have the same meaning herein unless the context hereof clearly requires otherwise.

This Indenture is governed by and shall be construed in accordance with the laws of Minnesota.

ARTICLE II

FORM, EXECUTION AND REGISTRATION OF BONDS

Section 2.01.  Form, Maturities and Numeration of Series 2008 Bonds.  The Series 2008 Bonds to be issued and secured under this Indenture shall each be designated “City of Lamberton Solid Waste Facilities Revenue Bond (Highwater Ethanol, LLC Project), Series 2008A”.  The Series 2008 Bonds and Certificates of Trustee and Assignment shall be substantially in the form set forth in the recitals hereof.  The Series 2008 Bonds shall be issued in fully registered form, shall be in Authorized Denominations not exceeding the principal amount maturing in any year, initially numbered from R-1 upwards in order of maturity, and the Series 2008 Bonds originally issued shall be dated the date of issuance and initial delivery thereof to the Original Purchaser.  No Series 2008 Bond shall represent principal payable or maturing in different years.  The Series 2008 Bonds shall bear interest payable semiannually on June 1 and December 1 of each year, commencing December 1, 2008, from the date of issuance and initial delivery thereof to the Original Purchaser or the most recent interest payment date to which interest has been paid or duly provided for.  Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.  The principal and redemption price of the Series 2008 Bonds shall be payable to the registered owner upon presentation at the office of the Trustee in such coin or currency of the United States of America as may be, on the respective dates of payment thereof, legal tender for the payment of public and private debts, and interest on Series 2008 Bonds shall be paid by check or draft mailed to the registered owner at the owner’s registered address.  The Regular Record Date referred to in Section 2.05 for the payment of interest on the Series 2008 Bonds payable, and punctually paid or duly provided for, on any interest payment date shall be the 15th day (whether or not a business day) of the calendar month next preceding such interest payment date.  The Series 2008 Bonds shall be in the aggregate principal amount of Fifteen Million One Hundred  Eighty Thousand Dollars ($15,180,000), and shall mature on December 1, 2022.

The Series 2008 Bonds shall be subject to mandatory redemption through operation of the Sinking Fund as provided in Section 3.08.

Section 2.02.  Execution of Bonds.  The Bonds shall be signed in the name of the City by the manual or the facsimile signature of the City Council Chair and the manual or facsimile signature of the City Clerk, or by the manual or facsimile signatures of other officers of the City, said signatures shall be authenticated by the Trustee, which is hereby designated as authenticating agent, and shall be sealed with the official seal of the City or facsimile thereof.  In the event that any of the officers whose signatures appear on any Bonds shall cease to be officers of the City before such Bonds shall have been authenticated or delivered by the Trustee, such Bonds may, nevertheless, be authenticated, delivered, and issued, and upon such authentication, delivery and issue, shall be binding upon the City as though those officers who signed and sealed the same had continued to be such officers of the City; and, also, any Bond may be signed and sealed on behalf of the City by such person who, at the actual date of execution of such Bond, shall be the proper officer of the City, although at the date of such Bond such person shall not have been such an officer of the City.  Upon the execution and delivery of this Indenture the City shall execute and deliver the Series 2008 Bonds to the Trustee for authentication.

Section 2.03.  Authentication of Bonds.  No Bonds shall be valid or obligatory for any purpose or shall be entitled to any right or benefit hereunder or under the Bond Lease or the Bond Resolution unless a Responsible Officer of the Trustee shall manually endorse and execute on such Bond a certificate of authentication substantially in the form of the Certificate of Trustee hereinabove set forth.  Such Certificate of Trustee upon any Bond shall be conclusive evidence that such Bond so authenticated has been duly issued under this Indenture and that the Holder thereof is entitled to the benefits of this Indenture and the Bond Resolution.

No Bonds shall be authenticated by the Trustee except in accordance with this Article.

The Trustee shall not be required to authenticate any Bond unless provided with the documents referred to in Section 2.08 and, with respect to Additional Bonds, Section 2.09 hereof and such further Certified Resolutions, Certificates, instruments or Opinions of Counsel as the Trustee may reasonably require with respect to the validity of the Bonds to be issued and the right and authority of the Trustee to authenticate such Bonds.

Section 2.04.  Registration, Transfers and Exchange.  As long as any of the Bonds issued hereunder shall remain outstanding, the City shall maintain and keep at the office of the Trustee, as paying agent, an office or agency for the payment of the principal of and interest on such Bonds, as in this Indenture provided, and for the registration and transfer of such Bonds, and shall also keep at said office of the Trustee records for such registration and transfer.  The City does hereby appoint the Trustee, and its successors in the trust from time to time, as its agent to maintain said office and agency at the office of the Trustee.

Upon surrender for transfer of any fully registered Bond at the office of the Trustee with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or his duly authorized attorney, and upon payment of any tax, fee or other governmental charge required to be paid with respect to such transfer, the City shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more fully registered Bonds of the same series, of any authorized denominations and of a like aggregate principal amount, interest rate and maturity.

Except as the right of exchange may be limited as to Bonds of any series, fully registered Bonds, upon surrender thereof at the office of the Trustee may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of fully registered Bonds of the same series, maturity and interest rate of any authorized denominations.

In all cases in which the privilege of exchanging Bonds or transferring fully registered Bonds is exercised, the City shall execute and the Trustee shall deliver Bonds in accordance with the provisions of this Indenture.  For every such exchange or transfer of Bonds, whether temporary or definitive, the City or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, which sum or sums shall be paid by the person requesting such exchange or transfer as a condition precedent to the exercise of the privilege of making such exchange or transfer.  Notwithstanding any other provision of this Indenture, the cost of preparing each new Bond upon each exchange or transfer, and any other expenses of the City or the Trustee incurred in connection therewith (except any applicable tax, fee or other governmental charge) shall be paid by the Company pursuant to the Bond Lease.  The City shall not be obligated to make any such exchange or transfer of Bonds during the fifteen (l5) days next preceding the date of the first publication or the mailing (if there is no publication) of notice of redemption in the case of a proposed redemption of Bonds.  The City and Trustee shall not be required to make any transfer or exchange of any Bonds called for redemption.

Section 2.05.  Payment of Interest on Bonds; Interest Rights Preserved.  Interest on any fully registered Bond of any series which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest specified in the provisions of this Indenture creating such series.

Any interest on the Bonds which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest may be paid by the Trustee, as provided in Subsection A or B below:

A.            The Trustee may elect to make payment of any Defaulted Interest on the fully registered Bonds of any series to the persons in whose names such Bonds are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company and the City of such Special Record Date and, in the name of the City and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a fully registered Bond of such series at his address as it appears in the registration records maintained by the Trustee not less than 10 days prior to such Special Record Date.  The Trustee may, in its discretion and at the expense of the Company, cause a similar notice to be published at least once in a financial newspaper, but such publication shall not be a condition precedent to the establishment of such Special

Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds of such series are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection B.

B.            The Trustee may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner, if such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond and each such Bond shall bear interest from such date that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

Section 2.06.  Ownership of Bonds.  As to any Bond, the City, the Company and the Trustee and their respective successors, each in its discretion, may deem and treat the person in whose name the same for the time being shall be registered as the absolute owner thereof for all purposes and neither the City nor the Trustee nor their respective successors shall be affected by any notice to the contrary.  Payment of or on account of the principal of any such Bond shall be made only to or upon the order of the registered owner thereof, but such registration may be changed as above provided.  All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

Section 2.07.  Reissuance of Mutilated, Destroyed, Stolen or Lost Bonds.  In case any outstanding Bond shall become mutilated or be destroyed, stolen or lost, the Trustee shall authenticate and deliver a new Bond of like tenor, number and amount as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender of such mutilated Bond or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee evidence satisfactory to the City and the Trustee that such Bond has been destroyed, stolen or lost and upon furnishing the City, the Trustee and the Company with indemnity satisfactory to them and complying with such other reasonable regulations as the City, the Trustee and the Company may establish and payment of any expenses which the City, the Trustee or the Company may incur in connection therewith.  In the event any such Bond shall have matured, instead of issuing a substitute Bond, the City may pay the same without surrender thereof.

Section 2.08.  Conditions for Authentication of Series 2008 Bonds.  The Trustee shall not authenticate and deliver the Series 2008 Bonds to be issued and delivered pursuant to the Indenture unless theretofore or simultaneously therewith there shall have been delivered to the Trustee the following:

(a)           Certified copies of the Resolution authorizing the issuance of the Series 2008 Bonds and the execution and delivery of the Bond Lease and this Indenture, and of the resolutions adopted by the City Council on March 24, 2008.

(b)           Executed counterparts of the Bond Lease, this Indenture, the Bond Mortgage, the Intercreditor Agreement, the Disbursing Agreement, the Guaranty and UCC-1 financing statements executed by the Company as Debtor and describing as collateral any tangible personal property described in the granting clauses of the Bond Mortgage, and by the City as Debtor and describing as collateral all rights of the City under the Bond Lease (except certain rights to indemnity and repayment of expenses, advances and legal fees).

(c)           The manually signed approving opinion of Bond Counsel, concerning the validity and legality of the Series 2008 Bonds and exclusion of interest thereon from gross income under the Internal Revenue Code.

(d)           An order for authentication and registration of the Series 2008 Bonds, signed by the City Clerk specifying the aggregate principal amount of the Series 2008 Bonds to be issued and directing the Trustee to deliver the Series 2008 Bonds described therein to or upon the order of the purchaser upon payment of the purchase price set forth therein.

(e)           A Certificate by the City pursuant to Section 148 of the Internal Revenue Code as to absence of arbitrage expectation, which may be based on certifications of the Company.

(f)            Such further certifications, documents and Opinions of Counsel as the Trustee, the City or Bond Counsel may require.

Section 2.09.  Authorization of Additional Bonds.  In addition to the Series 2008 Bonds, the City is authorized under this Indenture, in its discretion, and upon request of the Company, to issue, and the Trustee shall authenticate and deliver, Additional Bonds to provide financing for completion or expansion of the Project or, subject to applicable law, to refund any Bonds then outstanding and, in case of an advance refunding, the interest thereon to maturity or a specified redemption date.  Any such Additional Bonds shall be authorized by resolution of the City and described in a supplemental indenture executed by the City and the Trustee and, when so issued, authorized and described, shall be secured by the Indenture and the Trust Estate on a parity with the Bonds then outstanding under the Indenture; provided, that no such Additional Bonds shall be issued under the Indenture or secured by the Trust Estate on a parity with the outstanding Bonds unless the following conditions are met:

(a)           The Bond Lease shall be in effect and no event of default, as such term is defined in the Bond Lease, shall exist thereunder which has not been or is not to be cured.

(b)          The exemption of the interest on any Bonds then outstanding from federal income taxation shall not be impaired by the issuance of the Additional Bonds and the Trustee shall have been furnished an opinion of Bond Counsel to such effect.

(c)          Supplements to the Bond Mortgage and Bond Security Agreement shall be entered into describing the Additional Bonds and the Bond Lease Payments for the Additional Bonds as additional indebtedness secured by the Bond Mortgage and Bond Security Agreement, and subjecting to the liens of the Bond Mortgage and Bond Security Agreement any additional property to be acquired or improved in connection with the issuance of the Additional Bonds.

(d)          A Certificate of the Authorized Company Representative shall be delivered to the Trustee to the effect that the proceeds of the Additional Bonds, together with any additional funds supplied or to be supplied by the Company, are estimated to be sufficient to complete the improvements to be financed thereby or the cost of the refunding, as the case may be.

(e)          In the event that Additional Bonds are issued to provide financing for completion or expansion of the Project, evidence of the consent of the holders of at least 51% of the outstanding Bonds.

(f)           In the event that the Additional Bonds are to be issued to advance refund any then Outstanding Bonds, the Trustee shall have been furnished with a report of an Independent accountant to the effect that (A) the proceeds (excluding accrued interest but including any premium) of the Additional Bonds plus any moneys to be withdrawn from the Bond Fund, the Sinking Fund, the Reserve Fund and the Optional Redemption Fund for such purpose, as hereinafter provided, together with any other funds to be deposited with the Trustee for such purpose, will be not less than an amount sufficient to pay the principal of and the redemption premium, if any, on the outstanding Bonds to be refunded and all principal and interest which will become due and payable on or prior to the redemption date, or that (B) from the proceeds of the Additional Bonds or other sources there shall be purchased and deposited in trust with the Trustee obligations of or obligations fully guaranteed by the United States which do not permit the redemption thereof at the option of the City and the principal of and the interest on which when due and payable (or redeemable at the option of the holder thereof) will provide, together with any other moneys which are to be deposited with the Trustee for such purpose, sufficient moneys to pay such principal, redemption premium and interest.

The Trustee shall not authenticate any such Additional Bonds until there is also delivered to the Trustee a Certified Resolution of the City authorizing the Additional Bonds, executed counterparts of amendments to the Bond Lease providing for the additional payments and related provisions to provide for the payment of the Additional Bonds, and such amendments and further documents of the kind not described in this Section but described in Section 2.08 to the extent applicable to the Additional Bonds.

Section 2.10.  Book-Entry System. Upon request of a Holder any Bond may be registered in the Bond Register in the name of Cede & Co., as the nominee of DTC, who will thereafter act as securities depository for such Bond or Bonds.

With respect to Bonds registered in the Bond Register in the name of Cede & Co., as nominee of DTC, neither the Issuer, the Company nor the Trustee shall have any responsibility or obligation to any DTC Participant or to any Beneficial Owner. Without limiting the immediately preceding sentence, neither the Issuer, the Company, nor the Trustee shall have any responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co., or any DTC Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC Participant, any Beneficial Owner or any other Person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any DTC Participant, any Beneficial Owner or any other Person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds, or (iv) the failure of DTC to provide any information or notification on behalf of any DTC Participant or Beneficial Owner.

The City, the Company and the Trustee may treat as and deem DTC to be the absolute owner of each Bond for the purpose of payment of the principal of and premium and interest on such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bonds, and for all other purposes whatsoever (except for the giving of certain Bondholder consents) The Trustee shall pay all principal of and premium, if any, and interest on the Bonds to the Bondholders as shown on the Bond Register, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of and premium, if any, and interest on the Bonds to the extent of the sum or sums so paid.

Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions in Section 2.04, references to “Cede & Co.” in this Section shall refer to such new nominee of DTC.

Notwithstanding the provisions of this Indenture to the contrary (including without limitation surrender of Bonds, registration thereof, and Authorized Denominations), as long as the Bonds are in book-entry form, full effect shall be given to the Representation Letter and the procedures and practices of DTC thereunder.

Section 2.11.  Termination of Book-Entry Only System. DTC may determine to discontinue providing its services with respect to any Bonds registered in the name of Cede & Co. at any time by giving written notice to the Trustee and discharging its responsibilities with respect thereto under applicable law. Upon the termination of the services of DTC as provided above, the Bonds may be registered in whatever name or names the Bondholders shall designate at that time, in accordance with Section 2.04. To the extent that the Beneficial Owners are designated as the transferee by the Bondholders, in accordance with Section 2.04 the Bonds will be delivered in appropriate form, content and Authorized Denomination to the Beneficial Owners.

So long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Representation Letter.

ARTICLE III

REDEMPTION OF BONDS

Section 3.01.  Redemption of Series 2008 Bonds.  The Series 2008 Bonds shall be subject to redemption prior to maturity only as follows:

(a)          Optional Redemption.  The Series 2008 Bonds are subject to optional redemption, prior to the stated maturities thereof, in whole or in part, and if in part in inverse order of maturity and by lot or random selection within a maturity, and in an Authorized Denomination, at the direction of the Company, on December  1, 2013, and any business day thereafter, at a redemption price equal to the principal amount to be redeemed plus accrued interest, plus a premium (expressed as a percentage of the principal amount of Bonds to be redeemed), as follows:

Redemption Date	Premium
December 1, 2013 through November 30, 2014	8.00%
December 1, 2014 through November 30, 2015	6.00%
December 1, 2015 through November 30, 2016	4.00%
December 1, 2016 through November 30, 2017	2.00%

and thereafter without premium.

(b)          Extraordinary Redemption.  The Series 2008 Bonds are subject to extraordinary redemption on any interest payment date as a whole but not in part, at a redemption price equal to par, plus accrued interest to the redemption date, upon the happening of certain events of damage to or destruction or condemnation of the Project, all as more fully provided in Section 6.1 of the Bond Lease, or upon certain amendments or refinancing of the FNBO Loan which was not approved by the Holders of the Bonds as provided in Section 7.10 of the Bond Lease.

(c)          Sinking Fund Redemption.  The Series 2008 Bonds maturing on December 1, 2022 are subject to mandatory redemption, in advance of their stated maturities, from Lease Payments to be made by the Company, through application of any Sinking Fund provided for in Section 3.08 hereof, at a redemption price equal to par, plus accrued interest, at the times and in the amounts set forth in Section 3.08.

(d)          Mandatory Redemption Upon Determination of Taxability.  The Series 2008 Bonds are subject to mandatory redemption in whole at a redemption price equal to 108% of the principal amount of the Bonds to be redeemed, plus accrued interest thereon to the Redemption Date, upon the occurrence of a Determination of Taxability on the Redemption Date established by the Trustee.  Upon a Determination of Taxability all of the Outstanding Bonds are subject to mandatory redemption unless Bond Counsel determines that redemption of only a portion of the Outstanding Series 2008 Bonds would result in interest on the remaining Outstanding Series 2008 Bonds not being included in gross income of the Holders of such remaining Outstanding Series 2008 Bonds, in which case only such principal amount specified by Bond Counsel will be subject to mandatory redemption by the Trustee on the earliest practicable date for which notice can be given.

(e)          Mandatory Redemption Upon Failure to Meet Disbursement Conditions.  The Series 2008 Bonds are subject to mandatory redemption in whole on the earliest date for which notice may be given at a redemption price of 100% of the principal amount of Series 2008 Bonds, plus accrued interest to the Redemption Date in the event the conditions for the initial disbursement of the FNBO Loan are not met on or prior to August 1, 2008.

Notice of any such redemption of Bonds shall be mailed in the form provided by Section 3.02 herein and in the manner and to the extent required by Section 3.03 herein.  Prior to the date fixed for redemption, funds shall be deposited with the Trustee sufficient to pay the Bonds called and accrued interest thereon, plus any premium required.  Upon the happening of the above conditions, any Bonds thus called shall not bear interest on or after the call date, and except for the purpose of payment by application of the funds so deposited, shall no longer be protected by the Indenture.

Section 3.02.  Written Notice to Trustee.  If the Bonds are to be redeemed pursuant to Section 3.01 hereof, and written notice of an election to exercise an option to redeem Bonds under Section 8.2 of the Bond Lease or written notice of a Determination of Taxability under Section 7.8 of the Bond Lease shall have been given to the Trustee by the Company, the Trustee shall prepare a notice in the name of the City or in its own name describing the outstanding Bonds to be redeemed, the date of redemption, and the redemption price.  If the Company shall fail to give such notice of redemption under Section 8.4 of the Bond Lease, the Trustee shall give notice of redemption pursuant to the terms of the Bond Lease.

Section 3.03.  Mailing and Publication of Notice.  Notice of redemption (including when only a portion of the Bonds is to be redeemed, the series and numbers of such Bonds or the maturities thereof) shall be mailed by the Trustee, not less than thirty days nor more than sixty days before the redemption date, by first class mail, to the registered owners of any Bonds which are to be redeemed, at their last addresses appearing upon the registration records maintained by the Trustee.  If required by the Act or other applicable law a similar notice shall also be published in such manner as may be required by the Act or other applicable law.  No notice of redemption need be given if the Holders of all Bonds called for redemption waive notice thereof in writing and such waiver is filed with the Trustee.

Section 3.04.  Deposit for Redemption.  On or prior to the redemption date, there shall be deposited with the Trustee cash in an aggregate amount which shall be sufficient to pay the redemption price of the Bonds to be redeemed, and interest thereon to the redemption date; and there shall be deposited, or arrangements shall be made with the Trustee to deposit, with the Trustee a sum sufficient to pay the proper expenses and charges of the Trustee in connection with such redemption.  Upon deposit with the Trustee of the aggregate amount of such redemption price and interest, such moneys shall be set aside by the Trustee and held by it for the account of the respective Holders of the Bonds being redeemed.

Section 3.05.  Payment of Redeemed Bonds.  After notice of redemption shall have been given as provided in Section 3.03 of this Indenture, the Bonds specified in such notice shall become due and payable on the redemption date.  Payment of the redemption price and interest shall be made to or upon order of each registered owner, upon the surrender of the Bonds.  Any installment of interest maturing on or prior to the redemption date shall be payable to the registered owners of Bonds on the relevant Record Dates according to the terms of such Bonds and the provisions of Section 2.05 hereof and the notice of redemption herein provided for may so state.  If redemption moneys are available for the payment of all of the Bonds called for redemption on the redemption date, the Bonds so called shall cease to draw interest after the redemption date, and such Bonds shall not be deemed to be outstanding hereunder for any purpose, except that the Holders thereof, on presentation, as herein provided, shall be entitled to receive payment of the redemption price and interest accrued thereon to the redemption date from the moneys set aside by the Trustee as aforesaid.

Section 3.06.  Cancellation of Redeemed Bonds.  All Bonds so redeemed shall forthwith be cancelled and destroyed by the Trustee and a certificate of destruction furnished to the City; and no further Bonds shall be executed or authenticated or issued hereunder in exchange or substitution therefor.

Section 3.07.  Partial Redemption of Bonds.  If less than all of the Bonds of a particular maturity at the time outstanding are to be called for prior redemption, the particular Bonds or portions thereof of such maturity to be redeemed shall be selected by lot or random selection, except as otherwise provided herein, by the Trustee in such manner as the Trustee, in its discretion, may determine.  The Trustee shall call for redemption in accordance with the foregoing provisions as many Bonds or portions thereof as will, as nearly as practicable, exhaust the moneys available therefor provided that the principal amount not being redeemed is in an Authorized Denomination.  Particular Bonds or portions thereof shall be redeemed only in Authorized Denominations.

In the case of Bonds in Authorized Denominations, if less than all of such Bonds then outstanding are to be called for redemption, then for all purposes in connection with redemption, each $5,000 of principal amount above $100,000 shall be treated as though it was a separate Bond of the denomination of $5,000.  If it is determined that one or more, but not all of the $5,000 units of principal amount above $100,000 represented by any such fully registered Bond is to be called for redemption, then upon notice of intention to redeem such $5,000 unit or units, the owner of such fully registered Bond shall forthwith surrender such Bond to the Trustee (l) for payment of the redemption price (including the redemption premium, if any, and interest to the date fixed for redemption) of the unit or units of principal amount called for redemption and (2) exchange for a new Bond or Bonds of the aggregate principal amount of the unredeemed balance of the principal amount of such fully registered Bond shall be issued to the registered owner thereof, without charge therefor.  If the owner of any such fully registered Bond of an Authorized Denomination shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall nevertheless become due and payable on the date fixed for redemption to the extent of the Authorized Denomination called for redemption (and to that extent only).  Interest shall cease to accrue on the portion of the principal amount of such Bond represented by such Authorized Denomination on and after the date fixed for redemption provided that funds sufficient for the payment of the redemption price shall have been deposited with the Trustee and shall be available for the redemption of said Authorized Denomination on the date fixed for redemption, and in such event, such Bond shall not be entitled to the benefit or security of this Indenture, the Bond Lease, or Bond Resolution to the extent of the portion of its principal amount (and accrued interest thereon to the date fixed for redemption and applicable premium, if any) represented by such Authorized Denomination of principal amount, nor shall new Bonds be thereafter issued corresponding to said unit or units.

Section 3.08.  Sinking Fund.  So long as any of the Series 2008 Bonds shall be outstanding, there shall be established and maintained with the Trustee a separate fund to be designated “City of Lamberton Revenue Bonds (Highwater Ethanol, LLC Project), Series 2008 Sinking Fund” (herein called the “Sinking Fund”).  For the retirement of the Series 2008 Bonds, the Company has covenanted in the Bond Lease to deposit in the Sinking Fund, as required, an amount sufficient to redeem on December 1 of the years indicated below the following principal amounts of the Series 2008 Bonds maturing on December 1, 2022, on the dates specified (each such date being herein called a “Sinking Fund Redemption Date”) at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date:

For the 2022 Term Bonds:

December 1 of the Year	Amount	December 1 of the Year	Amount

2015	$1,400,000	2019	$1,945,000
2016	1,520,000	2020	2,110,000
2017	1,650,000	2021	2,285,000
2018	1,790,000	2022*	2,480,000

*Stated Maturity

provided, however, that in the event the FNBO Loan is paid in full on or prior to December 1, 2013, then the foregoing mandatory redemption schedule shall be revised so that the Series 2008 Bonds shall be subject to mandatory redemption on December 1 in each of the remaining years to the maturity of the Series 2008 Bonds in such amounts that, with interest payable, result as nearly as practicable in level annual payments of principal and interest over such period.  In addition, the Company has covenanted to deposit in the Mandatory Sinking Fund Redemption Fund 25% of Excess Cash Flow following payment in full of the FNBO Loan.

From such cash Sinking Fund payments, to the maximum extent possible, and with written notice provided as set forth in Section 3.02 hereof, the Trustee shall redeem at 100% of the principal amount thereof plus accrued interest to the Sinking Fund redemption date the Series 2008 Bonds.  At its option, to be exercised on or before the forty-fifth day next preceding any such Sinking Fund redemption date, the Company may (i) deliver to the Trustee for cancellation such Series 2008 Bonds in any aggregate principal amount desired, or (ii) receive a credit in respect of such Sinking Fund redemption obligation for any such Series 2008 Bonds which prior to said date have been purchased or redeemed (otherwise than at the stated maturity thereof or through the operation of such Sinking Fund) and cancelled by the Trustee and not theretofore applied as a credit against such Sinking Fund redemption obligation.  Each such Series 2008 Bond so delivered or previously purchased or redeemed shall be credited by the Trustee at 100% of the principal amount thereof on the obligation of the Company on such Sinking Fund redemption date and any excess amount shall be credited on future Sinking Fund redemption obligations in chronological order, and the principal amount of such Series 2008 Bonds to be redeemed by operation of the Sinking Fund shall be accordingly reduced.  The Company shall on or before the forty-fifth day next preceding each such Sinking Fund redemption date furnish the Trustee with a Certificate of the Authorized Company Representative indicating whether or not and to what extent the provisions of clauses (i) and (ii) of this Section are to be availed of with respect to such Sinking Fund payment.

ARTICLE IV

BOND PROCEEDS; PROJECT FUND

Section 4.01.  Deposit of Series 2008 Bond Proceeds.  The City shall deposit, or shall direct the Original Purchaser of the Series 2008 Bonds to deposit, with the Trustee all of the net proceeds of the sale of the Series 2008 Bonds (including accrued interest thereon from the date from which interest is to be paid thereon to the date of delivery to the purchaser or purchasers thereof), and the Trustee out of such proceeds shall:

(a)                               Deposit $-0- to the credit of the Bond Proceeds Issuance and Expense Subaccount of the Issuance Expense Account of the Project Fund;

(b)                              Deposit $1,830,960 to the credit of the Capitalized Interest Account of the Project Fund;

(c)                               Deposit $1,518,000 to the credit of the Reserve Fund, an amount equal to the Reserve Requirement; and

(d)                              Deposit to the credit of the Revenue Bond Subaccount of the Equipment Account of the Project Fund the balance of such proceeds.

In addition, the Company shall, from sources other than the Series 2008 Bonds, pay an underwriting fee to the Original Purchaser in the amount of $151,800 and deposit $135,000 in the Company Equity Issuance Expense Subaccount of the Issuance Expense Account of the Project Fund.

Section 4.02.  Establishment of Project Fund.  There shall be established with the Trustee an Account and there shall be deposited with the Trustee to the credit of such Account (herein called the “Project Fund”) the proceeds of the Series 2008 Bonds, except as otherwise provided herein.

(a)                               Deposits.  There shall be deposited in the proper Account of the Project Fund, in accounts separate from any other funds or Accounts and designated relating to the Bonds, any and all amounts required to be deposited therein pursuant to Section 4.01.  The amounts in the Project Fund, other than the Company Equity Issuance Expense Subaccount, shall be subject to a security interest in favor of the Trustee until disbursed as provided herein.  The Trustee shall apply the amounts on deposit in the Project Fund, except amounts on deposit in the Company Equity Issuance Expense Subaccount, in accordance with Section 3.5 of the Bond Lease.

(b)                              Issuance Expense Account.

(i)          Bond Proceeds Issuance Expense Subaccount.  The Trustee shall deposit amounts from Bond Proceeds, if any, in an amount not in excess of two percent (2%) of the principal amount of the Bonds in the Bond Proceeds Issuance Expense Subaccount in an Account separate from any other Trust Fund or Account and designated relating to the Bonds, and apply such amounts to pay Bond issuance costs.  Such disbursements shall be made at the direction of the Company.  If there shall be any balance in the Issuance Expense Account remaining after all Bond issuance costs have been paid, the Trustee shall transfer such remaining balance to the Revenue Bond Subaccount of the Equipment Account.

(ii)         Company Equity Issuance Expense Subaccount.  The Trustee shall deposit amounts received from the Company, but not from Bond proceeds, to pay costs of issuance of the Bonds in excess of two percent (2%) of the principal amount of the Bonds, in the Company Equity Issuance Expense Subaccount and apply such amounts to pay Bond issuance costs.  Such disbursements shall be made upon receipt of a written direction of the Company.  If there shall be any balance in the Borrower Equity Issuance Expense Subaccount remaining after all Bond issuance costs have been paid, the Trustee shall transfer such remaining balance to the Company.

(c)                               Capitalized Interest Account.  The Trustee shall apply the amounts in the Capitalized Interest Account in an account separate from any other Trust Fund or Account and designated relating to the Bonds, and apply such amount to the payment of the interest on the Bonds as the same shall become due until the earlier of the Completion Date or the exhaustion of amounts in such Account (the “Capitalized Interest Period”).  On the Business Day immediately preceding each Interest Payment Date during the Capitalized Interest Period, the Trustee shall transfer from the Capitalized Interest Account to the Bond Fund an amount sufficient to pay the interest on the Bonds becoming due on the immediately succeeding Interest Payment Date.  Upon the Completion Date, the Trustee shall transfer any balance remaining in the Capitalized Interest Account to the Equipment Account to pay any remaining Equipment Costs.

(d)                              Equipment Account.  The Trustee shall apply the amounts in the Equipment Account in an account separate from any other Trust Fund or Account and designated relating to the Bonds, and apply such amount to the payment of Equipment Costs pursuant to Section 4.03 of this Indenture and Section 3.2 of the Bond Lease.

Section 4.03.  Equipment Costs Defined.  For the purposes of this Article, the Equipment Costs shall include, without intending thereby to limit or restrict any proper definition of such cost under any applicable laws and generally accepted accounting principles, the costs described in Section 3.2 of the Bond Lease.

Section 4.04.  Application of Balance in Project Fund.  When a Certificate of the Company Representative pursuant to Section 3.6 of the Bond Lease shall have been furnished to the Trustee, any balance in the Project Fund (after reserving such amount as the

Authorized Company Representative shall deem necessary for the payment of any remaining amounts due or to become due for Equipment Costs, after returning to the Company any contingent funds which it may have deposited into the Project Fund as additional funds to finance the total Project Costs and found to be unnecessary for such purpose and after returning to the City any funds on remaining deposit in the Revenue Bond Subaccount of the Equipment Account, shall be deposited in the Bond Fund, but only if the result thereof would not be to cause less than 95% of the net proceeds of the Series 2008 Bonds to have been used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under the Internal Revenue Code.  Any balance not transferable to the Bond Fund shall be used to redeem the largest portion of outstanding Series 2008 Bonds then subject to redemption without premium under this Indenture that does not exceed the amount of such balance.  Any portion of such balance not used to redeem outstanding Series 2008 Bonds because the amount of Series 2008 Bonds subject to redemption without premium is less than such balance shall be held by the Trustee in escrow and applied to the redemption of Bonds at the earliest possible redemption date on which no premium is payable.  The amount held in escrow may not be invested to produce a yield greater than the yield on the Series 2008 Bonds.

Section 4.05.  Deposit and Investment of Excess Moneys.  To the extent permitted by the Act, the Trustee shall invest the moneys on deposit in the Project Fund at the request of the Authorized Company Representative in Qualified Investments which shall (i) be payable in such amounts and at such times not later than the time or times when such moneys will be needed to pay Equipment Costs, and (ii) mature or may be redeemed no later than six months from the date of investment.  The type, amount and maturity of Qualified Investments made pursuant to this Section shall conform to any instructions of the Authorized Company Representative.  The Trustee may, from time to time, cause any such investments to be sold or otherwise be converted into cash, whereupon the proceeds derived from such sale or conversion shall be deposited into the Project Fund.  Any interest or profit derived from investments shall be credited to said Account.  Any loss derived from investments shall be debited to such account.  Investments permitted under this Section may be purchased from the Trustee or from any of its affiliates.  The City covenants, based on the representations of the Company, that no portion of the Project Fund representing proceeds of the Bonds shall be directed or permitted to be invested or used in such manner that any of the Bonds would be “arbitrage bonds” under Section 148 of the Internal Revenue Code or regulations thereunder.

ARTICLE V

DISPOSITION OF PLEDGED REVENUES

Section 5.01.  Bond Fund.  There shall be established and maintained, so long as any of the Bonds are outstanding, with the Trustee a separate Fund to be designated “City of Lamberton Solid Waste Facilities Revenue Bond Fund (Highwater Ethanol, LLC Project) (herein call the “Bond Fund”) into which the City and Trustee shall make the following deposits:

(a)    After the Series 2008 Bonds have been delivered and on or before the first day of each month thereafter, or as soon thereafter as received from the Company, all payments by the Company as Lease Payments under paragraphs (a) and (b) of Section 4.02 of the Bond Lease.

(b)    All other moneys received by the Trustee from the Company when accompanied by directions of the Company that such moneys are to be paid into the Bond Fund or used for purposes for which moneys in the Bond Fund may be used.

(c)    All other moneys required to be deposited in the Bond Fund pursuant to any provision of this Indenture, the Bond Lease, the Bond Mortgage or the Resolution.

The moneys and investments in the Bond Fund are irrevocably pledged and shall be used by the Trustee, from time to time, to the extent required:

FIRST:	For the payment of principal of, premium (if any) on and interest on the Bonds, due or to become due within one year, as and when such principal, premium and interest shall become due and payable; and

SECOND:	To be used, upon direction by the Company, to purchase outstanding Bonds at purchase prices not exceeding par plus accrued interest.

Section 5.02.  Optional Redemption Fund.  There shall be established and maintained, with the Trustee, so long as any of the Bonds are outstanding, a separate Fund to be designated “City of Lamberton Solid Waste Facilities Revenue Bonds (Highwater Ethanol, LLC Project) Optional Redemption Fund” (herein called the “Optional Redemption Fund”).  There shall be deposited into the Optional Redemption Fund all amounts required to be deposited therein pursuant to any provision of the Bond Lease or this Indenture.

Amounts on deposit to the credit of the Optional Redemption Fund shall be used, first, to make up deficiencies in the Bond Fund and, second, for the redemption of outstanding Bonds at the request or direction of the Company pursuant to Article III hereof or, at the request of the Company, for the purchase of outstanding Bonds on the market at prices not exceeding the redemption price on the next available date for redemption.

Notwithstanding the foregoing, the Trustee, in its discretion, is authorized to use funds and investments in the Optional Redemption Fund to pay the amount of any rebate due the United States in respect of the Bonds under Section 148 of the Internal Revenue Code, if the Company shall have failed to pay or provide for the payment thereof under Section 3.2 of the Bond Lease.

Section 5.03.  Reserve Fund.  There shall be established and maintained, with the Trustee, so long as any of the Bonds are outstanding, a separate Fund to be designated “City of Lamberton Revenue Bonds (Highwater Ethanol, LLC Project) Reserve Fund” (herein called the “Reserve Fund”), into which the City and Trustee shall make the following deposits:

(a)    From the proceeds of issuance of the Series 2008 Bonds, an amount equal to the Reserve Requirement.

(b)    After the Series 2008 Bonds have been delivered, the Trustee shall deposit into the Reserve Fund all moneys and income of the Trust Estate not deposited or required to be deposited in the Bond Fund, and all Lease Payments pursuant to Section 4.2 of the Bond Lease, in order to maintain the funds and investments on deposit in the Reserve Fund in an amount at least equal to the Reserve Requirement.

(c)    All other amounts required or permitted to be deposited into the Reserve Fund under the Bond Lease.

In computing the amount in the Reserve Fund, Qualified Investments shall be valued at face value if purchased at par or at the amortized value if purchased at other than par; provided, however, that such Qualified Investments in the Reserve Fund are required to be valued only on each January 1.  For purposes of this Section, “amortized value,” when used with respect to an obligation purchased at a premium above or at a discount below par, means the value as of any given time obtained by dividing the total premium or discount at which such obligation was purchased by the number of days remaining to maturity on such obligation at the date of such purchase and by multiplying the thus calculated by the number of days having passed since such purchase; and (1) in the case of an obligation purchased at a premium by deducting the product thus obtained from the purchase price, and (2) in the case of an obligation purchased at a discount by adding the product thus obtained to the purchase price.  Valuation of any particular date shall include the amount of interest then earned or accrued to such date on any moneys or investments in the Reserve Fund.

The funds and investments in the Reserve Fund are irrevocably pledged to and shall be used by the Trustee, from time to time, as may be required, for the payment of principal of, premium (if any) on and interest on the Bonds as and when such principal and interest shall become due and payable, and for those purposes only; provided that (i) if earnings credited to the Reserve Fund shall cause the amount on deposit in the Reserve Fund to exceed the Reserve Requirement, the Trustee shall transfer the excess to the Bond Fund and the amount so credited shall be credited against Basic Payments next to become due, and (ii) moneys and investments in the Reserve Fund shall be transferred to the Bond Fund or Sinking Fund, as the case may be, when the moneys and proceeds of investments in the Reserve Fund shall be sufficient (with moneys and proceeds of investments in the Bond Fund and Sinking Fund) to pay when due the principal of and interest on all outstanding Bonds.

Section 5.04.  Mandatory Sinking Fund Redemption Fund.  There shall be established and maintained, with the Trustee, so long as any of the Bonds are outstanding, a separate Fund to be designated “City of Lamberton Solid Waste Facilities Revenue Bonds (Highwater Ethanol, LLC Ethanol Plant Project) Mandatory Sinking Fund Redemption Fund” (herein called the “Mandatory Sinking Fund Redemption Fund”).  There shall be deposited into the Mandatory Sinking Fund Redemption Fund all amounts required to be deposited therein pursuant to any provision of the Bond Lease, including Section 4.2(1)(c) of the Bond Lease, or this Indenture.

Amounts on deposit in the Mandatory Sinking Fund Redemption Fund will be applied on each Interest Payment Date to the redemption of the Outstanding Bonds.

Section 5.05.  Investment of Funds.  To the extent authorized by the Act, moneys on deposit to the credit of any Fund or Account maintained by the Trustee under this Indenture shall, upon request by the Authorized Company Representative, be invested by the Trustee in (i) direct obligations of or obligations fully guaranteed by the United States of America; (ii) deposits in interest-bearing time deposits or certificates of deposit or similar arrangements, including repurchase agreements, secured by obligations described in (i) hereof which are in the possession of the Trustee or its agent and with respect to which the Trustee has a valid and perfected security interest free and clear of prior claims of third parties; (iii) obligations issued by any federal agency to the extent that such obligations are either guaranteed by or are direct obligations of the United States of America (other than as provided in (i) hereof) and bonds, debentures, participation certificates or notes issued by the Federal National Mortgage Association; (iv) deposits in interest-bearing time deposits or certificates of deposit or similar arrangements (without regard to whether such deposits or arrangements are insured by the Federal Deposit Insurance Corporation) of the Trustee or any lead bank of a bank holding company which has at least an A-1 and prime-one rating or their equivalents from Standard & Poor’s Corporation and Moody’s Investors Service, Inc., or their successors, or certificates of deposit of any national bank if the amount thereof is fully insured by the FDIC; (v) fixed income securities of any corporation organized and existing under the laws of any state of the United States of America or the District of Columbia which are rated not less than A by Standard & Poor’s Corporation and Moody’s Investors Service, Inc., or their successors; (vi) commercial paper or finance company paper of an City which is rated not less than A-1 and prime-one or their equivalents by Standard & Poor’s Corporation and Moody’s Investors Service, Inc., or their successors, and whose obligations have at least an A rating from Standard & Poor’s Corporation and Moody’s Investors Services, Inc., or their successors; (vii) shares in any Investment Company registered under the Federal Investment Company Act of 1940 whose shares are fully registered under the Federal Securities Act of 1933 and whose only investments are obligations described in (i) or (iii) above; (viii) a common trust fund or similar fund maintained by the Trustee exclusively for the collective investment and reinvestment of moneys contributed thereto by the Trustee in its capacity as trustee and whose only investments are in securities described herein; (ix) an investment agreement (whether or not collateralized) issued by any financial institution maintaining at least an A rating from Standard & Poor’s Corporation or Moody’s Investors Service, Inc., or their successors; and (x) a money market fund limited to U.S. government obligations, U.S. agency obligations, or repurchase agreements backed by such obligations (“Qualified Investments”).  Investments permitted under this Section may be purchased from the Trustee or from any of its affiliates.  Investments so made shall be deemed at all times to be a part of the respective Fund or Account, but may from time to time be sold or otherwise converted into cash, whereupon the proceeds derived from such sale or conversion shall be credited to such Fund or Account.  Any interest accruing on and any profit realized from such investment shall be credited to the respective Fund or Account, except that, so long as there shall be credited to the Reserve Fund a sum not less than the Reserve Requirement, earnings thereon may be credited to the Bond Fund.  Any investments purchased with amounts on deposit in any Fund under this Indenture may be exchanged for cash or investments of equal value credited to any other Fund.  The Trustee shall redeem or sell, at the best price obtainable, any investments so made, whenever it shall be necessary to do so in order to provide moneys to meet any payment from the respective Fund.  Neither the Trustee nor the City shall be liable for any loss resulting from any such investment purchased at the request of the Company, nor from failure to preserve rights against endorsers or other prior parties to instruments evidencing any such investment.  Investment of funds pursuant to this Section shall be limited as to amount and yield of investment in such manner that no part of the outstanding Bonds shall be deemed “arbitrage bonds” under Section l48 of the Internal Revenue Code and regulations thereunder.

The Trustee shall furnish the Company, not less than annually, a detailed accounting of all investments and investment transactions.  The Company acknowledges that regulations of the Comptroller of the Currency grant the Company the right to receive brokerage confirmations of the security transactions as they occur.  The Company specifically waives such notification to the extent permitted by law.

Section 5.06.  Compliance with Arbitrage Restrictions; Rebate Requirements.  The City and the Trustee hereby acknowledge and confirm that the maintenance of the tax-exempt status of interest on the Bonds is dependent, among other things, on compliance with the arbitrage requirements set forth in Section 148 of the Internal Revenue Code and regulations thereunder.  In order to confirm and carry out such understanding, the Company has agreed under the Bond Lease, inter alia, to make or cause to be made such periodic computations and make such rebate payments to the United States as and when required by said Section 148(f) and regulations thereunder.  Specifically, the Company is to cause to be computed as of each computation date all rebatable arbitrage earned with respect to nonpurpose investments made with gross proceeds of the Bonds.  Payment of all required rebate payments to be made to the United States under Section 3.2 of the Bond Lease and under this Section shall be made from Lease Payments made by the Company under Section 4.2 of the Bond Lease or from other available funds held under this Indenture.  Such required rebate payments shall be made in the minimum amounts required by said Section 148(f) and regulations thereunder not later than 60 days after each computation date.  Not later than 60 days after the final computation date, the Trustee shall pay or cause to be paid from the sources described in the Bond Lease and in this Section 5.06 100 percent of the aggregate amount described above not theretofore paid to the United States.  In construing this Section 5.06, all terms used in this Section shall have the meanings provided in Section 148(f) of the Internal Revenue Code and regulations thereunder.  Notwithstanding any other provision of this Section 5.06, any requirement imposed hereunder may be deemed inapplicable and of no force or effect if an opinion of Bond Counsel is rendered to the Trustee to the effect that the failure to impose such requirement will not adversely effect the tax-exempt status of interest on the Bonds.

In order to comply with the provisions of this Section 5.06 or Section 2.2 of the Bond Lease, the Trustee is hereby authorized to obtain such Opinions of Counsel, reports of accountants and Certificates of the Company as may be necessary for the purpose and any expenses thereof shall be borne by the Company.  The Trustee is also authorized to apply amounts credited to the Optional Redemption Fund to the making of any rebate payment then owing, as further provided in Section 5.02 hereof, and to establish such other fund or account hereunder as it may deem necessary or desirable in order to maintain funds for the purpose of making any payment required under this Section 5.06.

ARTICLE VI

PARTICULAR COVENANTS OF THE CITY

The City covenants and agrees, so long as any Bonds shall be outstanding and subject to the limitations on its obligations herein set forth, that:

Section 6.01.  Payment of Bonds.

(a)           The City covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bonds, provided that the principal, premium if any, and interest are payable by the City solely from the sources pledged to the payment thereof, and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the City other than the Trust Estate.

(b)           Each and every covenant made herein by the City is predicated upon the condition that the City shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds, or the performance of any pledge, mortgage, obligation or agreement created by or arising under this Indenture or the Bonds from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the City shall be construed to constitute an indebtedness or a lending of credit of the City within the meaning of any constitutional or statutory provision whatsoever, or constitute or give rise to a pecuniary liability of the City or a charge against its general credit.

Section 6.02.  Performance of Covenants by City; Authority; Due Execution.  The City covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto.  The City represents that it is duly authorized under the Constitution and laws of the State to issue the Bonds and to execute this Indenture, to execute and deliver the Bond Lease, to assign the Bond Lease and amounts payable thereunder, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth.  The City further represents that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the City. The City shall fully cooperate with the Trustee and with the Owners of the Bonds to the end of fully protecting the rights and security of the Owners of any Bonds.  Except to the extent otherwise provided in this Indenture or the Intercreditor Agreement, the City shall not enter into any contract or take any action by which the rights of the Trustee or the Owners of the Bonds may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be reasonably required to carry out the purposes of this Indenture.

Anything contained in this Indenture to the contrary notwithstanding, it is hereby understood and agreed that all of the representations and warranties or covenants of the City contained in this Indenture are subject to the limitations set forth herein and are not intended to and do not create a general obligation of the City. The Bonds are issued pursuant to the Act and do not and shall never become general obligations of the City, but are limited obligations payable solely and only from the Trust Estate, and as authorized by the Act and provided herein. No covenant or agreement contained in the Bonds, in this Indenture or in any other agreement referred in this Indenture shall be deemed to be the covenant or agreement of any trustee, officer, member, agent or employee of the City in his or her individual capacity, and neither such persons nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 6.03.  Defense of City’s Rights.  The City agrees that the Trustee may defend the City’s rights to the payments and other amounts due under the Bond Lease, for the benefit of the Owners of the Bonds, against the claims and demands of all persons whomsoever.  The City covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, and premium, if any, and interest on, the Bonds.  The City covenants and agrees that, except as herein and in the Bond Lease provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

Section 6.04.  Recording and Filing; Further Instruments.

(a)           The City and the Trustee shall cooperate with the Company in causing to be filed and recorded all documents, notices and financing statements related to this Indenture and to the Bond Lease which are necessary, as required by law, in order to perfect the lien of this Indenture in the Trust Estate.

(b)           The City shall upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable (and consistent with the Bond Documents) and as may be required to effectuate the purposes of this Indenture or any provisions hereof, provided however, that no such instruments or actions shall pledge the general credit or the full faith of the City.

Section 6.05.  Rights under Bond Lease.  The Bond Lease, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the City and the Company, including provisions that, subsequent to the issuance of the Bonds and prior to the payment in full or provision for payment thereof in accordance with the provisions hereof, the Bond Lease (except as expressly provided therein) may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, as provided in Article XI hereof, and reference is hereby made to the

Bond Lease for a detailed statement of such covenants and obligations of the Company, and the City agrees that the Trustee in its name or (to the extent required by law) in the name of the City may enforce all rights of the City and all obligations of the Company under and pursuant to the Bond Lease, whether or not the City is in default hereunder.  The City shall cooperate with the Trustee in enforcing the obligations of the Company to pay or cause to be paid all amounts payable by the Company under the Bond Lease, subject to the conditions of the Intercreditor Agreement.

Section 6.06.  Arbitrage and Tax Covenants.  Subject to the Company’s direction of the investment of moneys on the deposit in certain funds pursuant to Section 5.05 hereof, the City covenants that it will not take or fail to take any action and within the reasonable control of the City that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.  Subject to the appropriate Company’s direction of the investment of moneys on deposit in certain funds pursuant to Section 6.01 hereof, the City further will not knowingly act or fail to act so as to cause the proceeds of the Bonds, any moneys derived, directly or indirectly, from the use or investment thereof and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) to be used in a manner which would cause the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code, or which would otherwise adversely affect the Tax-Exempt status of the Bonds.  The City shall be deemed to have complied with the requirements of this Section 6.06, so long as the City acts on the written direction of the Company, and the City shall be required to take action only based upon the written direction of the Company.

Section 6.07.  No Disposition of Trust Estate.  Except as permitted by this Indenture, the City shall not sell lease, pledge, assign or otherwise encumber or dispose of its interest in the Trust Estate and will promptly pay (but only from the Revenues) or cause to be discharged, or make adequate provision to discharge, any lien or charge on any part thereof not permitted hereby.

Section 6.08.  Access to Books.  All books and documents in the possession of the City relating to the Bond Lease and the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.

Section 6.09.  Source of Payment of Bonds.  The Bonds are not general obligations of the City, nor are they payable in any manner from revenues raised by taxation, but are limited obligations payable solely from the Basic Payments and other amounts pledged to the Trustee.  The Basic Payments have been pledged and assigned as security for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture or the Bond Lease.

ARTICLE VII

REMEDIES ON DEFAULT

Section 7.01.  Events of Default.  Each of the following events is hereby defined as, and is declared to be and to constitute, an “Event of Default”:

(a)           If payment of the principal of any of the Bonds, or any premium thereon, when the same shall become due and payable, whether at maturity or proceedings for redemption, declaration or otherwise) shall not be made; or

(b)           If payment of any interest on the Bonds when the same shall become due and payable (in which case interest shall be payable to the extent permitted by law on any overdue installments of interest, in each case at the interest rate borne by the Bonds in respect of which such interest is overdue) shall not be made; or

(c)           If the City shall default in the due and punctual performance of any of the other covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture, or in any indenture supplemental hereto on the part of the City to be performed, and such default shall have continued for a period of sixty days after written notice, specifying such default and requiring the same to be remedied, shall have been given to the City and to the Company by the Trustee, or if such notice is given to the Trustee, the City and the Company by the Holders of not less than twenty-five per cent (25%) in principal amount of the Bonds then outstanding; or

(d)           If any event of default as that term is defined in the Bond Lease, the Bond Mortgage or Bond Security Agreement shall occur and be continuing.

Section 7.02.  Acceleration of Maturity.  Upon the occurrence of an Event of Default, the Trustee may, and upon written request of the Holders of twenty-five per centum (25%) in aggregate principal amount of Bonds outstanding hereunder shall, by notice in writing delivered to the City and the Company declare the principal of all Bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable subject, however, to the right of the Holders of a majority in aggregate principal amount of Bonds then outstanding hereunder, by written notice to the City and to the Trustee, to annul such declaration and destroy its effect at any time if all covenants with respect to which default shall have been made shall be fully performed or made good, and all arrears of interest upon all Bonds outstanding hereunder and the reasonable expenses and charges of the Trustee, its agent and attorneys, and all other indebtedness secured hereby (except the principal of any Bonds which have not then attained their stated maturity and interest accrued on such Bonds since the last interest payment date) shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

Section 7.03.  Enforcement of Covenants and Conditions.  In any case of Default or breach of any of the covenants and conditions of this Indenture, or to protect the Trust Estate, the Trustee, anything herein contained to the contrary notwithstanding and without any request from any Bondholder (subject, however, to the provisions of Section 8.06 hereof), may take such action or actions for the enforcement of its rights and the rights of the Bondholders and the rights of the City under the Bond Lease as due diligence, prudence and care would require and to pursue the same with like diligence, prudence and care.

Upon the happening and continuance of an Event of Default, the Trustee may, and shall upon the written request of the Holders of not less than twenty-five per centum (25%) in aggregate principal amount of outstanding Bonds, proceed forthwith by suit or suits at law or in equity or by any other appropriate remedy to enforce payment of the Bonds, to enforce application to such payment of the funds, revenues and income appropriated thereto by this Indenture and by the Bonds, to enforce rights of the City under the Bond Lease, to foreclose the Bond Mortgage and to enforce the Guaranty and any such other appropriate legal or equitable remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or any of the rights of the Bondholders.  Notwithstanding the foregoing, the Trustee need not proceed upon any such written request of the Bondholders, as aforesaid, unless such Bondholders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby.

Section 7.04.  Appointment of Receivers.  Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and the Holders of Bonds under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, issues, payments and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

Section 7.05.  Application of Moneys.  All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Indenture, the Bond Lease, the Bond Mortgage or the Assignment shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund, and all moneys then held hereunder, including but not limited to moneys in the Bond Fund, the Sinking Fund, the Reserve Fund and the Optional Redemption Fund maintained with the Trustee shall be applied as follows:

(a)           Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

First:                     To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

Second:     To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

(b)           If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c)           If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue.  The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all Bonds and interest thereon have been paid under the provisions of this Section and all expenses and charges of the Trustee and the City have been paid, any balance remaining shall be paid to the persons entitled to receive the same; if no other person shall be entitled thereto, then the balance shall be paid to the Company as its interests may appear.

Section 7.06.  Right of Trustee to Act Without Possession of Bonds.  All rights of action (including the right to file proof of claim) under this Indenture, the Bond Lease, the Bond Mortgage, the Guaranty or the Bond Resolution, or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any Holders of the Bonds hereby secured, and any recovery of judgment shall be for the equal benefit of the Holders of the outstanding Bonds, subject to the provisions of Section 6.02 hereof with respect to extended Bonds and claims for interest.

Section 7.07.  Power of Majority of Bondholders.  Anything in this Indenture to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of Bonds outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken under this Indenture, the Bond Lease, the Bond Mortgage, the Guaranty and the Bond Resolution; provided that such direction shall not be otherwise than in accordance with the provisions of law and that the Trustee shall be indemnified as provided in Section 8.06 hereof.

Section 7.08.  Limitation on Suits by Bondholders.  No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture, or for the execution of any trust hereof or for any other remedy hereunder, unless a Default has occurred of which the Trustee has been notified or of which it is deemed to have notice; nor unless also such Default shall have become an Event of Default and the Holders of twenty-five per centum (25%) in aggregate principal amount of Bonds outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; nor unless also they shall have offered to the Trustee indemnity as provided hereinafter; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for enforcement or for any other remedy hereunder; it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb, or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Holders of all  Bonds outstanding hereunder.  Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder, which is absolute and unconditional, to enforce and bring suit for the payment of the principal of and interest on any Bond at and after the maturity thereof or the obligations of the City to pay the principal of and interest on each of the Bonds issued hereunder to the respective Holders thereof at the time and place in said Bonds expressed, in accordance with the terms of the Bonds.

Section 7.09.  Waiver by Bondholders.  The Trustee, upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding hereunder, shall waive any Event of Default hereunder and its consequences, except an Event of Default in the payment of the principal of the Bonds at the date of maturity specified therein; provided, however, that an Event of Default in the payment of interest on the Bonds shall not be waived unless, prior to such waiver, all arrears of interest, and all expenses of the Trustee shall have been paid or shall have been provided for by deposit with the Trustee of a sum sufficient to pay the same.  In case of any such waiver, the City, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder respectively.  No such waiver shall extend to any subsequent or other Default or any Event of Default or impair any right consequent thereon.

Section 7.10.  Remedies Cumulative, Delay Not To Constitute Waiver.  No remedy by the terms of this Indenture, the Bond Lease, the Bond Mortgage, the Guaranty or the Bond Resolution conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any Default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent Default or Event of Default or shall impair any rights or remedies consequent thereon.

Section 7.11.  Restoration of Rights Upon Discontinuance of Proceedings.  In case the Trustee or Bondholders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or Bondholders, then and in every such case the City, the Company, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder with respect to the Trust Estate, and all rights, remedies and powers of the Trustee or Bondholders shall continue as if no such proceedings had been taken.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.  Acceptance of Trust and Prudent Performance Thereof.  The Trustee, prior to the occurrence of an Event of Default and after the curing of all such Events of Default as may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  The Trustee shall during the existence of any such Event of Default (which has not been cured) exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder except Default in the deposits or payments specified, or failure by the City or the Company to file with it any of the documents required, or to deposit with it evidence of the insurance policies required hereunder or under the Bond Lease, unless the Trustee shall be specifically notified in writing of such Default or Event of Default by the Company, by the City or by the Holders of at least twenty-five per centum (25%) in aggregate principal amount of Bonds outstanding hereunder, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume that there is no Default or Event of Default except as aforesaid.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a)           prior to such an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred:

(1)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and to the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture; and

(b)           at all times, regardless of whether or not any such Event of Default shall exist:

(1)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and

(2)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of all the Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.  Trustee May Rely Upon Certain Documents and Opinions.  Except as otherwise provided in Section 8.0l,

(a)           the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, election, order, certification or demand of the City or the Company shall be sufficiently evidenced by an instrument signed by an Authorized City Representative or an Authorized Company Representative, as the case may be (unless otherwise in this Indenture specifically prescribed), and any resolution of the City may be evidenced to the Trustee by a Certified Resolution;

(c)           the Trustee may consult with counsel (who may be counsel for the City or the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

(d)           whenever, in the administration of the trusts of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Certificate of the City and such Certificate of the City shall, in the absence of negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 8.03.  Trustee Not Responsible for Indenture Statements, Validity.  The Trustee shall not be responsible for any recital or statement herein, or in the Bonds (except in respect of the Certificate of the Trustee endorsed on Bonds), or for the validity of the execution by the City of this Indenture or the validity or execution of the Bond Lease or the Bond Resolution or of any supplemental instrument, or for the sufficiency of the security of the Bonds issued hereunder or intended to be secured hereby, or for the value or title of any of the Trust Estate, or otherwise as to the maintenance of the security hereof; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the City or the Company except as herein set forth, but the Trustee may require of the City and the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid and of the condition of the physical property included in the Trust Estate.  The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder.

Section 8.04.  Limits on Duties and Liabilities of Trustee.  The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee and the Trustee shall be answerable only for its own negligence or willful default.  The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

Section 8.05.  Money Held in Trust.  Money held by the Trustee hereunder is held in trust but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the City or the Company.

Section 8.06.  Obligation of Trustee.  The Trustee shall be under no obligation to institute any suit, or to take any proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall have reasonable grounds for believing that repayment of all costs and expenses, outlays and counsel fees and other reasonable disbursements in connection therewith and adequate indemnity against all risk and liability is reasonably assured to it; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith.  If the City shall fail to make such reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over any of the Bonds outstanding hereunder.

Section 8.07.  Notice to Bondholders, etc.  The Trustee shall give to the Holders of the Bonds whose names and addresses are known to it written notice of all Events of Default known to the Trustee by virtue of actual knowledge of a Responsible Officer, within thirty (30) days after the occurrence of the Event of Default unless such Event of Default shall have been cured before the giving of such notice; provided that, except in the case of Events of Default in the payment of principal or interest on any of the Bonds, the Trustee shall be protected in withholding such notice if and so long as its Council of directors, an executive committee or trust committee of directors or chief executive officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Bondholders; and further provided that no such notice shall be given unless and until any Default becomes an Event of Default.

Section 8.08.  Intervention in Judicial Proceedings.  In any judicial proceeding to which the City or the Company is a party and which, in the opinion of the Trustee, based upon an Opinion of Counsel which shall be reasonably satisfactory to the Company, has a substantial bearing on the interest of owners of Bonds issued hereunder, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the owners of at least twenty-five percent (25%) in aggregate principal amount of Bonds outstanding hereunder.  The rights and obligations of the Trustee under this Section are subject to the approval of the court having jurisdiction in the premises.

Section 8.09.  Further Investigation by Trustee.  The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be in full warrant, protection and authority to the Trustee for its actions hereunder; but the Trustee may, in its unrestricted discretion, and shall, if requested in writing so to do by the Holders of not less than twenty-five per centum (25%) in aggregate principal amount of Bonds outstanding hereunder, cause to be made such independent investigation as it may see fit, and in that event may decline to release any property, or pay over cash, or take other action unless satisfied by such investigation of the truth and accuracy of the matters so investigated.  The expense of such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid to it, with interest a rate equal to 10% per annum by the Company or from the Trust Estate.

Section 8.10.  Trustee to Retain Financial Records.  The Trustee shall retain all financial statements furnished by the City or the Company in accordance with this Indenture or the Bond Lease so long as any of the Bonds shall be outstanding.

Section 8.11.  Compensation of Trustee.  All advances, counsel fees and other expenses reasonably made or incurred by the Trustee in and about the execution of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Company.  The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust.  If not paid by the Company, the Trustee shall have a first lien, with right of payment prior to payment on account of interest or principal of any Bond issued hereunder, for reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful default of the Trustee).

Section 8.12.  Trustee May Hold Bonds.  The Trustee and its officers and directors may acquire and own, or become the pledgee of, Bonds and otherwise deal with the City or the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder.

Section 8.13.  Appointment of Trustee.  There shall at all times be a trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least Ten Million Dollars ($10,000,000), and subject to supervision or examination by Federal or State authority.  If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, and another association or corporation is eligible, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.l6 hereof.

Section 8.14.  Merger of Trustee.  Any corporation or national banking association into which the Trustee or substantially all of its corporate trust business may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or national banking association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.15.  Resignation or Removal of Trustee.  The Trustee may resign and be discharged from the trusts created by this Indenture by giving to the City thirty days’ notice in writing, and to the Bondholders notice by certified or registered mail at its or his address as set forth on the registration books, of such resignation, specifying a date when such resignation shall take effect.  Such resignation shall take effect on the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders as hereinafter provided, in which event such resignation shall take effect immediately on the appointment of such successor trustee.

Any Trustee hereunder may be removed at any time by an instrument or instruments in writing, appointing a successor to the Trustee so removed, filed with the Trustee and executed by the Holders of a majority in principal amount of the Bonds hereby secured and then outstanding.

Section 8.16.  Appointment of Successor Trustee.  In case at any time the Trustee shall resign or shall be removed or otherwise shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if a public supervisory office shall take charge or control of the Trustee or of its property or affairs, a vacancy shall forthwith and ipso facto be created in the office of such Trustee hereunder, and a successor may be appointed by the Holders of a majority in principal amount of the said Bonds hereby secured and then outstanding by an instrument or instruments in writing filed with the Trustee and executed by such Bondholders, notification thereof being given to the City, but until a new Trustee shall be appointed by the Bondholders as herein authorized, the City shall, subject to the provisions hereof, appoint a Trustee to fill such vacancy.  After any such appointment by the City, it shall cause notice of such appointment to be mailed within 30 days of such appointment to the registered Holders of the Bonds or to be published at least once within 30 days of such appointment in a financial journal or newspaper, but any new Trustee so appointed by the City shall immediately and without further act be superseded by a Trustee appointed in the manner above provided by the Holders of a majority in principal amount of said Bonds whenever such appointment by said Bondholders shall be made.

If, in a proper case, no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee, the Holder of any Bond hereby secured or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee.  Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

Section 8.17.  Transfer of Rights and Property to Successor Trustee.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the City an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the City or of its successor execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor.  Should any assignment, conveyance or instrument in writing from the City be required by any successor Trustee for more fully and certainly vesting in such successor Trustee the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor Trustee, any and all such assignments, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the City.  The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all assignments, conveyances and other instruments provided for in this Article shall, at the expense of the City, be forthwith filed and/or recorded by the successor Trustee in each recording office where the Indenture shall have been filed and/or recorded.

Section 8.18.  Co-Trustee.  At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the City and the Trustee shall have power to appoint one or more persons approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee of all or any part of the Trust Estate, or to act as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such person or persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the City and the Trustee may consider necessary or desirable, subject to the remaining provisions of this Section.

Upon the request of the Trustee or of the Holders of at least twenty-five per cent (25%) in aggregate principal amount of Bonds outstanding hereunder, the City shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint the co-trustee.  If the City shall not have joined in such appointment within fifteen (l5) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

The City shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee for more fully confirming such title, rights, powers, trusts, duties and obligations to such co-trustee or separate trustee.

Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

(a)           The Bonds shall be authenticated and delivered and all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property shall be exercised solely by the Trustee.

(b)           All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the

Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

(c)           Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

(d)           Any co-trustee or separate trustee may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

(e)           The Trustee at any time, by an instrument in writing, with the concurrence of the City, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section and in case an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the City.  Upon the request of the Trustee, the City shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

(f)            No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(g)           Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

(h)           Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms of this Indenture.  Every such acceptance shall be filed with the Trustee.  Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee its or his attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name.

In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate, and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

Section 8.19.  Appointment of Successor or Alternate Paying Agents.  In the event the initial Trustee shall also have been appointed paying agent for the Series 2008 Bonds or for any Additional Bonds, a successor Trustee shall become successor paying agent with respect to such Bonds unless otherwise provided in the instrument appointing such successor Trustee.  If any paying agent other than the initial Trustee shall resign or become incapable of acting, or shall be removed under a supplemental indenture entered into pursuant to the terms hereof, the Trustee may appoint a successor paying agent which is a bank or trust company qualified to act as paying agent under the Act and which is willing to accept the office on reasonable and customary terms approved by an Authorized Company Representative.  The Trustee may appoint successor paying agents.  “Paying agent” as used in this Section refers to the bank or trust company named in the form of Bond provided for the Series 2008 Bonds in the recitals hereof, or provided for Additional Bonds in a supplemental indenture, where principal of and interest on Bonds may be paid.

Section 8.20.  Eligibility; Disqualification.  Notwithstanding any other provision of this Indenture, this Indenture shall always have a Trustee that is a bank or trust company subject to examination by federal regulatory authorities.

In the event the Trustee shall at any time have or acquire any conflicting interest, the Trustee shall, within ninety (90) days after ascertaining that it has such a conflicting interest, either eliminate such conflicting interest or resign as trustee, such resignation to become effective upon the effectiveness of the appointment of a successor Trustee, as provided in this Indenture.  The Trustee and the City agree to take prompt steps to have a successor Trustee appointed in the manner provided in this Indenture.  As used in this paragraph, a “conflicting interest” shall exist in all situations in which an indenture trustee would be deemed to have a conflicting interest under Section 310(b)(1) of the Trust Indenture Act of 1939, as amended, 15 U.S.C. Section 77jjj(b)(1).

ARTICLE IX

CONCERNING THE BONDHOLDERS

Section 9.01.  Execution of Instruments by Bondholders.  Any request, direction, consent or other instrument in writing required by this Indenture to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by agent duly appointed by an instrument in writing.  Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(a)           The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments of deeds to be recorded within such jurisdiction, to the effect that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution.

(b)           The ownership of Bonds shall be proved by the registration records kept under the provisions of this Indenture.

Nothing contained in this Article shall be construed as limiting the Trustee to the proof above specified, it being intended that the Trustee may accept any other evidence of the matters herein stated which to it may seem sufficient.

Section 9.02.  Waiver of Notice.  Any notice or other communication required by this Indenture to be given by delivery, publication or otherwise to the Bondholders or any one or more thereof may be waived, at any time before such notice or communication is so required to be given, by a writing mailed or delivered to the Trustee by the Holder or Holders of all of the Bonds entitled to such notice or communication.

Section 9.03.  Determination of Bondholder Concurrence.  In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the City or the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver only Bonds which the Trustee knows to be so owned shall be disregarded.  Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under common control with the City or the Company.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 9.04.  Bondholders’ Meeting.  A meeting of the Bondholders may be called at any time and from time to time for any of the following purposes:

(1)           to give any notice to the City or to the Trustee, or to give any direction to the Trustee, or to make any request of the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Bondholders pursuant to any of the provisions of Article VII hereof;

(2)           to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VIII hereof;

(3)           subject to Article XI hereof, to consent to the execution of an indenture or indentures supplemental hereto;

(4)           subject to Article XII hereof, to consent to any amendment of the Bond Lease or the Bond Mortgage or to any instrument supplemental thereto; or

(5)           to take any other action authorized to be taken by or on behalf of the Holders of any percentage of the outstanding Bonds under any other provisions of this Indenture or under applicable law.

Any Bondholders’ meeting may be called and held as follows:

(a)           A meeting of Bondholders may be held at such place within the City or in the city where the Trustee has its principal office as the Trustee or, in case of its failure to act, the City or Bondholders calling the meeting shall prescribe.

(b)           Notice of every meeting of Bondholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be published at least three (3) times in a Financial Journal, the first publication to be not less than 20 nor more than l80 days prior to the date fixed for the meeting.  At the time of the first publication of such notice, the Trustee shall also mail, postage prepaid, a copy of such notice to each owner of registered Bonds and to the Company.  Any failure of the Trustee to mail such notice, or any defect therein shall not, however, in any way impair or affect the validity of any such meeting.  If all the Bonds outstanding are registered Bonds, no such notice need be given except notice by mail as hereinabove provided.

(c)           In case at any time the City, pursuant a Certified Resolution, or the Holders of at least ten percent (l0%) in aggregate principal amount of the Bonds then outstanding, shall have requested the Trustee to call a meeting of the Bondholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the City or the Holders of Bonds in the amount above specified may call such meeting to take any action authorized in this Section by giving notice thereof as provided in paragraph (b) of this Section.

(d)           Only a Holder of one or more Bonds or a person appointed as proxy by an instrument in writing of such Holder shall be entitled to vote at or to participate with their counsel and the representatives of the Trustee or the City in such meeting.  Each Holder shall be entitled to one vote for each $l,000 in principal amount of outstanding Bonds held.

(e)           The Trustee or, in case of its failure to act, the City or Bondholders calling or requesting the meeting, may make such reasonable regulations as it may deem advisable for any meeting of Bondholders in regard to proof of the holding of Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(f)            At any meeting of Bondholders, the presence of persons holding or representing Bonds in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum.  Any meeting of Bondholders duly called pursuant to this Section may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Bonds represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

(g)           The vote upon any resolution submitted to any meeting of Bondholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the serial number or numbers of the Bonds held or represented by them.  The presiding officer of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken there at and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published or mailed as provided in paragraph (b) hereof.  Each copy shall be signed and verified by the affidavits of the presiding officer and secretary of the meeting and one such copy shall be delivered to the Company and the City and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.05.  Revocation by Bondholders.  At any time prior to (but not after) the evidencing to the Trustee of the taking of any action by the Holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any Holder of any such Bond may, by filing written notice with the Trustee at its principal office revoke any consent given by such Holder or the predecessor Holder of such Bond.  Except as aforesaid, any such consent given by the Holder of any Bond shall be conclusive and binding upon such Holder and upon all future Holders of such Bond and of any Bond issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond.  Any action taken by the Holders of the percentage in aggregate principal amount of the specified in this Indenture in connection with such action shall be conclusively binding upon the City, the Trustee and the Holders of all the Bonds.

ARTICLE X

PAYMENT, DEFEASANCE AND RELEASE

Section 10.01.  Payment and Discharge of Indenture.  If the Company or the City, its successors or assigns, shall

(a)           pay or cause to be paid the principal of and premium, if any, and interest on the Bonds at the time and in the manner stipulated therein and herein, or

(b)           provide for the payment of principal and premium, if any, of the Bonds and interest thereon by depositing with the Trustee at or at any time before maturity amounts sufficient either in cash or in direct obligations of or obligations fully guaranteed as to principal and interest by the United States of America, the principal and interest on which when due and payable (or redeemable at the option of the holder thereof but not at the option of the City thereof) and without consideration of any reinvestment thereof shall be sufficient, to pay the entire amount due or to become due thereon for principal and premium, if any, and interest to maturity of all said Bonds outstanding, or

(c)           deliver to the Trustee (l) proof satisfactory to the Trustee that notice of redemption of all of the outstanding callable Bonds not surrendered or to be surrendered to it for cancellation has been given or waived as provided in Article III hereof, or that arrangements satisfactory to the Trustee have been made insuring that such notice will be given or waived, or (2) a written instrument executed by the City under its official seal and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the City, or (3) file with the Trustee a waiver of such notice of redemption signed by the holders of all of such outstanding Bonds, and in any such case, deposit with the Trustee before the date on which such Bonds are to be redeemed, as provided in said Article III, the entire amount of the redemption price, including accrued interest and premium, if any, either in cash or direct obligations of or obligations fully guaranteed as to principal and interest by the United States of America (which do not permit the redemption thereof at the option of the City) in such aggregate face amount, bearing interest at such rates and maturing at such dates as shall be sufficient to provide for the payment of such redemption price on the date such Bonds are to be redeemed, and on such prior dates when principal of and interest on the outstanding Bonds is due and payable, or

(d)           surrender to the Trustee for cancellation all Bonds for which payment is not so provided, and shall also pay all other sums due and payable hereunder by the City or the Company,

provided that if Bonds are to be defeased under either paragraph (b) or (c) above, an opinion of bond counsel shall be rendered to the Trustee to the effect that the tax-exempt status of interest on the Bonds shall not be impaired thereby, then and in that case, all the Trust Estate shall revert to the City and the Company as their interests may appear, and the entire estate, right, title and interest of the Trustee and of the registered owners of the Bonds in respect thereof shall thereupon cease, determine and become void; and the Trustee in such case, upon the cancellation of all Bonds for the payment of which cash or securities shall not have been deposited in accordance with the provisions of this Indenture, shall, upon receipt of a written request of the City and of a Certificate of the City and an Opinion of Counsel as to compliance with conditions precedent, and at its cost and expense, execute to the City, or its order, proper instruments acknowledging satisfaction of this Indenture and surrender to the City and the Company, as their interests appear, all cash and deposited securities, if any (other than cash or securities for the payment of the Bonds and interest thereon), which shall then be held hereunder as a part of the Trust Estate.

Nothing contained in this Section 10.01 shall be construed to prohibit the defeasance of one or more, but not all, series of Bonds by any of the methods set forth in clauses (a), (b), (c) or (d) above, as the same would apply to the particular series of Bonds being discharged.

Section 10.02.  Bonds Deemed Not Outstanding After Deposits.  When there shall have been deposited at any time with the Trustee in trust for the purpose, cash or direct obligations of or obligations fully guaranteed by the United States of America the principal and interest on which shall be sufficient to pay the principal of any Bonds (and premium, if any) when the same become due, either at maturity or otherwise, or at the date fixed for the redemption thereof and to pay all interest with respect thereto at the due dates for such interest or to the date fixed for redemption, for the use and benefit of the holders thereof, then upon such deposit all such Bonds shall cease to be entitled to any lien, benefit or security of this Indenture except the right to receive the funds so deposited, and such Bonds shall be deemed not to be outstanding hereunder; and it shall be the duty of the Trustee to hold the cash and securities so deposited for the benefit of the Holders of such Bonds and from and after such date, redemption date or maturity, interest on such Bonds thereof called for redemption shall cease to accrue.

Section 10.03.  Unclaimed Money To Be Returned.  Any moneys deposited with the Trustee pursuant to the terms of this Indenture, for the payment or redemption of Bonds and remaining unclaimed by the Holders of such Bonds on the date fixed for redemption of the same, as the case may be, for a period of four years after the due date, shall, upon the written request of the City or of the Company, and if the City or any successor to the obligations of the City under the Indenture and the Bonds shall not at the time, to the knowledge of the Trustee, be in default with respect to any of the terms and conditions contained in the Indenture or in such Bonds, be paid to the Company, and such Holders of the Bonds shall thereafter look only to the Company for payment and then only to the extent of the amounts so received without interest thereon.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.01.  Purposes for Which Supplemental Indentures may be Executed.  The City, upon resolution, and the Trustee from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable without the consent of any Bondholder for any one or more of the following purposes:

(a)           To correct the description of any property hereby pledged or intended so to be, or to assign, convey, pledge or transfer and set over unto the Trustee, subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the City or the Company for the equal and proportional benefit and security of the Holders and owners of all Bonds at any time issued and outstanding under this Indenture, subject, however, to the provisions hereinabove set forth with respect to extended Bonds;

(b)           To add to the covenants and agreements of the City in this Indenture contained other covenants and agreements thereafter to be observed, or to surrender any right or power reserved to or conferred upon the City or to or upon any successor;

(c)           To evidence the succession or successive successions of any other department, agency, body or corporation to the City and the assumption by such successor of the covenants, agreements and obligations of the City in the Bonds hereby secured and in this Indenture and in any and every supplemental indenture contained or the succession, removal or appointment of any trustee or paying agent hereunder;

(d)           To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indentures which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as the City may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture or any supplemental indenture and which shall not impair the security of the same; and

(e)           To modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as then amended, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by said Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939; and

(f)            To provide for the issuance of any Additional Bonds permitted to be issued pursuant to, but only in accordance with the requirements of, Section 2.09 of this Indenture.

Section 11.02.  Execution of Supplemental Indenture.  The Trustee is authorized to join with the City in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its rights, duties or immunities under this Indenture.

Section 11.03.  Opinion of Bond Counsel.  Before the City and the Trustee shall enter into any Supplemental Indenture pursuant to Section 11.01, there shall have been delivered to the Trustee and the City an Opinion of Bond Counsel (upon which the Trustee shall be entitled to conclusively rely) stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the City in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.

Section 11.04.  Modification of Indenture with Consent of Bondholders.  Subject to the terms and provisions contained in this Section, the Holders of not less than fifty-one per centum (51%) in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, to consent to and approve the execution by the City and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the City for the purpose of modifying, altering, amending, adding to or rescinding in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; PROVIDED, HOWEVER, that nothing herein contained shall permit or be construed as permitting, without the consent of the Holders of all outstanding Bonds, (a) an extension of the maturity of any Bond issued hereunder, or (b) a reduction in the principal amount of any Bond or the redemption premium or the rate of interest thereon, or (c) the creation of a lien upon or a pledge of revenues ranking prior to or on a parity with the lien or pledge created by this Indenture and the Bond Mortgage (except as provided in Section 2.09 hereof), or (d) a preference or priority of any Bond or Bonds over any others, or (e) a reduction in the aggregate principal amount of the Bonds required to consent to supplemental indentures, amendments to the Bond Lease or amendments to the Bond Mortgage or (f) a reduction in the aggregate principal amount of the Bonds required to waive an Event of Default.

Whenever the City shall deliver to the Trustee a resolution of Bondholders adopted at a Bondholders’ meeting approved by, or an instrument or instruments purporting to be executed by, the Holders of not less than fifty-one per centum (51%) in aggregate principal amount of the Bonds then outstanding, which resolution or instrument or instruments shall refer to the proposed supplemental indenture and shall specifically consent to and approve the execution thereof, thereupon, the City and the Trustee may execute such supplemental indenture without liability or responsibility to any Holder of any Bond, whether or not such Holder shall have consented thereto.

If the Holders of not less than fifty-one per centum (51%) in aggregate principal amount of the Bonds outstanding at the time of the execution of such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to the execution of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the City from executing the same or from taking any action pursuant to the provisions thereof.

Section 11.05.  Supplemental Indentures to be Part of Indenture.  Any supplemental indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provisions authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes, and the respective rights, duties and obligations under this Indenture of the City, the Trustee and all Holders of Bonds then outstanding shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments.  If deemed necessary or desirable by the Trustee, reference to any such supplemental indenture or any of such terms or conditions thereof may be set forth in reasonable and customary manner in the text of the Bonds or in a legend stamped on the Bonds.

Section 11.06.  Rights of Company Unaffected.  Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XI which adversely affects the rights of the Company under the Bond Lease, the Bond Mortgage or this Indenture, so long as the Bond Lease, this Indenture and the Bond Mortgage are in effect, shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture.  The Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture to the execution and delivery of which the Company has not already consented, together with a copy of the proposed supplemental indenture, to be mailed to the Company at least thirty (30) days prior to the proposed date of execution and delivery of any such supplemental indenture.

ARTICLE XII

AMENDMENTS TO THE BOND LEASE,

BOND MORTGAGE AND GUARANTY

Section 12.01.  Amendments to the Bond Lease, Bond Mortgage and Guaranty Not Requiring Consent of Bondholders.  The City, the Company and the Trustee shall, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Bond Lease, Bond Mortgage or Guaranty as may be required (i) by the provisions of the Bond Lease, Bond Mortgage Assignment or this Indenture, (ii) in connection with the issuance of Additional Bonds as provided in Section 2.09 hereof, (iii) for the purpose of curing any ambiguity or formal defect or omission, or (iv) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders of the Bonds.

Section 12.02.  Amendments to Bond Lease, Bond Mortgage and Assignment Requiring Consent of Bondholders.  Except for the amendments, changes or modifications as provided in Section 12.01 hereof, neither the City nor the Trustee shall consent to any other amendment, change or modification of the Bond Lease, Bond Mortgage or Guaranty without the written approval or consent of the Holders of not less than fifty-one per centum (51%) in aggregate principal amount of the Bonds at the time outstanding given and procured as in this Section provided; provided, however, that no such amendment, change or modification shall ever affect the unconditional obligation of the Company to make Bond Lease Payments as they become due and payable.  If the Holders of not less than fifty-one per centum (51%) in aggregate principal amount of the Bonds outstanding hereunder at the time of the execution of any such amendment, change or modification shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or in the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee, the City or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 12.03.  No Amendment May Reduce Lease Payments.  Under no circumstances shall any amendment to the Bond Lease or Bond Mortgage reduce the Lease Payments without the consent of the Holders of all the Bonds outstanding.

Section 12.04.  Rights of City.  The City has no duty or obligation to consent to any proposed amendment to the Bond Lease, Bond Mortgage or Guaranty and may, at the expense of the Company, request and receive an opinion of such counsel as the City may select in connection with any matter relating to a proposed amendment.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.  Covenants of City Bind Successors and Assigns.  All the covenants, stipulations, promises and agreements in this Indenture contained, by or in behalf of the City, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 13.02.  Immunity of Officers.  No recourse for the payment of any part of the principal of or interest on any Bond or for the satisfaction of any liability arising from, founded upon or existing by reason of the issue, purchase or ownership of the Bonds shall be had against any officer, member or agent of the City Council, the City or the State of Minnesota, as such, all such liability being hereby expressly released and waived as a condition of and as a part of the consideration for the execution of this Indenture and the issuance of the Bonds.

Section 13.03.  No Benefits to Outside Parties.  Nothing in this Indenture, express or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the Company, the parties hereto and the Holders of the Bonds issued hereunder, any right, remedy or claim under or by reason of this Indenture or covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for sole and exclusive benefit of the Company, the parties hereto, their successors and assigns, and the Holders of the Bonds.

Section 13.04.  Separability of Indenture Provisions.  In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 13.05.  Execution of Indenture in Counterparts.  This Indenture may be simultaneously executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 13.06.  Headings Not Controlling.  The headings of the several Articles and Sections hereof are inserted for the convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 13.07.  Notices, etc., to Trustee, City, Company and Original Purchaser.  Any request, demand, authorization, direction, notice, consent of Bondholders or other document provided or permitted by this Indenture shall be sufficient for any purpose under this Indenture, the Bond Lease or the Bond Mortgage, when hand delivered or mailed registered or certified mail, return receipt requested, postage prepaid (except as otherwise provided in this Indenture) (with a copy to the other parties) at the following addresses (or such other address as may be provided by any party by notice) and shall be deemed to be effective upon receipt:

To the City:	City of Lamberton 112 Second Avenue West P.O. Box 356 Lamberton, MN 56152-0356 Attn: City Administrator/Clerk

To the Trustee:	U.S. Bank National Association Mail Station: EP-MN-WS3C 60 Livingston Avenue, 3rd Floor St. Paul MN 55107

To the Company:	Highwater Ethanol, LLC 205 N. Main Street, PO Box 96 Lamberton, MN 56152 Attn: President

To the Original Purchaser:	Northland Securities, Inc. 45 South Seventh Street Suite 2500 Minneapolis, Minnesota 55402 Attn: Senior Vice President

IN WITNESS WHEREOF, CITY OF LAMBERTON by its City Council has caused this Indenture to be signed in its name by its duly authorized officers, and U.S. BANK NATIONAL ASSOCIATION, as Trustee, to evidence its acceptance of the trust hereby created, has caused this Indenture to be signed in its name by authorized officers of the Trustee, all as of the day and year first above written, but actually on the 25th day of April, 2008.

CITY OF LAMBERTON, MINNESOTA

	By	/s/ Craig Wetter
Its Mayor

And	by	/s/ Steven Flaig
Its City Clerk

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U.S. BANK NATIONAL ASSOCIATION,
Trustee

By	/s/ Christine Robinette
	Its	Vice President

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